                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                             NET PERCEPTIONS, INC.,

                        KENTUCKY ACQUISITION CORPORATION,

                                       AND

                          KNOWLEDGE DISCOVERY ONE, INC.






                          DATED AS OF JANUARY 15, 2000

                                TABLE OF CONTENTS


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                             ARTICLE I - THE MERGER

Section 1.1      The Merger.......................................................2
Section 1.2      Effective Time...................................................2
Section 1.3      Effects of the Merger............................................2
Section 1.4      Certificate of Incorporation of the Surviving Corporation........2
Section 1.5      By-Laws of the Surviving Corporation.............................2
Section 1.6      Directors and Officers of the Surviving Corporation..............2
Section 1.7      Closing..........................................................3

                                   ARTICLE II
                       DETERMINATION OF EXCHANGE RATIO AND
                      CONVERSION AND EXCHANGE OF SECURITIES

Section 2.1      Determination of Exchange Ratio..................................3
Section 2.2      Conversion of Capital Stock......................................4
Section 2.3      Exchange of Certificates.........................................5
Section 2.4      Closing of Company Transfer Books................................6
Section 2.5      No Fractional Shares.............................................7
Section 2.6      Legends..........................................................7
Section 2.7      No Liability.....................................................8
Section 2.8      Dissenting Shares................................................8

                                  ARTICLE IIII
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1      Organization, Qualification and Corporate Power..................9
Section 3.2      Company Capital Structure.......................................10
Section 3.3      Authority; No Conflict; Required Filings and Consents...........12
Section 3.4      Financial Statements............................................14
Section 3.5      Absence of Undisclosed Liabilities..............................14
Section 3.6      Accounts Receivable.............................................15
Section 3.7      Intellectual Property...........................................15
Section 3.8      Absence of Changes..............................................20
Section 3.9      Tax Matters.....................................................22
Section 3.10     Compliance with Laws............................................23
Section 3.11     Action and Proceedings..........................................24
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Section 3.12     Contracts and Other Agreements..................................24
Section 3.13     Bank Accounts and Powers of Attorney............................26
Section 3.14     Properties......................................................26
Section 3.15     Customers, Distributors and Suppliers...........................27
Section 3.16     Employee Benefit Plans..........................................27
Section 3.17     Employee Relations..............................................30
Section 3.18     Employment Matters..............................................30
Section 3.19     Employee Conflicts..............................................31
Section 3.20     Management Relationships........................................31
Section 3.21     Insurance.......................................................31
Section 3.22     Brokerage and Finders; Third Party Expenses.....................32
Section 3.23     Hazardous Materials.............................................32
Section 3.24     Certain Business Practices......................................33
Section 3.25     Stockholder Composition.........................................33
Section 3.26     Information Statement...........................................33
Section 3.27     Termination of Existing Agreements with Holders of
                 Company Stock...................................................34
Section 3.28     Certain Waivers.................................................34
Section 3.29     Disclosure......................................................34

                    ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                                   OF THE BUYER

Section 4.1      Organization....................................................35
Section 4.2      Capitalization..................................................35
Section 4.3      Authority; No Conflict; Required Filings and Consents...........36
Section 4.4      Filings; Financial Statements...................................38
Section 4.5      Consent Solicitation/Information Statement......................38
Section 4.6      Brokers and Finders.............................................38

                          ARTICLE V - CONDUCT OF BUSINESS

Section 5.1      Covenants of the Company........................................39
Section 5.2      Audited 1999 Financial Statements...............................41
Section 5.3      Cooperation.....................................................41

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                        ARTICLE VI - ADDITIONAL AGREEMENTS

Section 6.1      No Solicitation.................................................42
Section 6.2      Approval of Stockholders; Consent Solicitation/Information
                 Statement; Blue Sky.............................................43
Section 6.3      Access to Information...........................................44
Section 6.4      Supplements to Disclosure Schedule..............................44
Section 6.5      Legal Conditions to Merger......................................44
Section 6.6      Listing Application.............................................45
Section 6.7      Company Stock Plan..............................................45
Section 6.8      Consents........................................................46
Section 6.9      Reasonable Efforts..............................................46
Section 6.10     Voting Agreement................................................46
Section 6.11     Financial Statement Preparation and Review......................46
Section 6.12     Company Director and Officer Indemnification; Insurance.........46
Section 6.13     Tax-Free Reorganization.........................................47
Section 6.14     Employee Matters................................................47
Section 6.15     Ancillary Agreements............................................48

                        ARTICLE VII - CONDITIONS TO MERGER

Section 7.1      Conditions to Each Party's Obligation to Effect the Merger......48
Section 7.2      Additional Conditions to Obligations of the Buyer and Sub.......49
Section 7.3      Additional Conditions to Obligations of the Company.............51

                    ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

Section 8.1      Survival of Company Obligations.................................52
Section 8.2      Company Stockholder Obligation to Indemnify.....................52
Section 8.3      Limitations on Company Stockholder Indemnification..............53
Section 8.4      Survival of Buyer Obligations...................................54
Section 8.5      Buyer Obligation to Indemnify...................................54
Section 8.6      Limitations on Buyer Indemnification............................55
Section 8.7      Procedures Relating to Indemnification..........................56
Section 8.8      Stockholder Representative......................................57

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                    ARTICLE IX - TERMINATION; FEES AND EXPENSES

Section 9.1      Termination.....................................................59
Section 9.2      Effect of Termination...........................................60
Section 9.3      Fees and Expenses...............................................60

                    ARTICLE X - DEFINITIONS AND INTERPRETATION

Section 10.1     Certain Definitions.............................................61
Section 10.2     Interpretation..................................................63

                            ARTICLE XI - MISCELLANEOUS

Section 11.1     Press Releases and Announcements................................64
Section 11.2     [Intentionally Omitted].........................................65
Section 11.3     Entire Agreement................................................65
Section 11.4     Succession and Assignment.......................................65
Section 11.5     Counterparts....................................................65
Section 11.6     Notices.........................................................65
Section 11.7     Governing Law...................................................66
Section 11.8     Amendments and Waivers..........................................66
Section 11.9     Severability....................................................67
Section 11.10    Incorporation of Exhibits and Schedules.........................67
Section 11.11    Enforcement.....................................................67
Section 11.12    Arbitration.....................................................67

Schedule 1       Closing Stockholder Schedule......................................
Schedule 2       Company Stockholder Affiliates....................................
Schedule 3       Disclosure Schedule...............................................
Schedule 4       Key Employees.....................................................

Exhibit A        Form of Investment Representation and Affiliate's
                 Lock-Up Agreement..............................................A-1
Exhibit B        Form of Non-Affiliate Investment Representation Agreement......B-1
Exhibit C        Form of Escrow Agreement.......................................C-1
Exhibit D        Form of Voting Agreement.......................................D-1
Exhibit E        Form of Registration Rights Agreement..........................E-1
Exhibit F        Form of Opinion of Company Counsel.............................F-1

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Exhibit G        Form of Opinion of Buyer Counsel...............................G-1

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                                         v

                           AGREEMENT AND PLAN OF MERGER

                 Agreement and Plan of Merger entered into as of January 15, 2000 (this "Agreement") by and among Net Perceptions, Inc., a Delaware corporation (the "Buyer"), Kentucky Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Buyer ("Sub"), and Knowledge Discovery One, Inc., a Delaware corporation (including its predecessor company, the "Company"). The Buyer, Sub and the Company are sometimes referred to herein as the "Parties." Certain capitalized terms used in this Agreement have the meanings ascribed to them in Article X.

                 WHEREAS, each of the board of directors of the Buyer and the board of directors of Sub has determined that it is advisable and in the best interests of its stockholders to acquire the Company upon the terms and subject to the conditions set forth in this Agreement, and the board of directors of the Company (the "Company Board") has determined that it is advisable and in the best interests of the Company and its stockholders to be acquired by the Buyer upon the terms and subject to the conditions set forth in this Agreement; and

                 WHEREAS, the Company Board has unanimously recommended that the Company's stockholders adopt this Agreement; and

                 WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined herein) will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code.

                 NOW, therefore, in consideration of the foregoing, and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                                     ARTICLE I

                                    THE MERGER

               1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Sub shall merge with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the separate corporate existence of Sub shall thereupon cease and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

               1.2 Effective Time. In order to effectuate the Merger, on the Closing Date (as defined in Section 1.7), the Company shall cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger shall be effective as of the time of filing of the Certificate of Merger (the "Effective Time").

               1.3 Effects of the Merger. The Merger shall have the effects provided for in Section 259 of the DGCL.

               1.4 Certificate of Incorporation of the Surviving Corporation. At and after the Effective Time, the certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the DGCL, except that from and after the Effective Time, Article I of such certificate of incorporation will read in its entirety as follows:

               "The name of the corporation is "Knowledge Discovery One, Inc."

               1.5 By-Laws of the Surviving Corporation. At and after the Effective Time, the by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, until amended in accordance with the DGCL, except that the name of the Surviving Corporation as set forth in such by-laws shall be "Knowledge Discovery One, Inc."

               1.6 Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall be determined by The Buyer, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

               1.7 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., E.S.T., on the later of (a) February 10, 2000 or (b) the third business day after satisfaction of the conditions set forth in Sections 7.1(a) and (b) (provided, in the case of (a) or (b), that all the closing conditions set forth in Article VII have been met or waived as provided in
Article VII at or prior to the Closing), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, 02108, or on such other date, or at such other time or place, as is agreed to in writing by The Buyer and the Company. The date on which the Closing shall occur is referred to herein as the "Closing Date."


                                    ARTICLE II
                        DETERMINATION OF EXCHANGE RATIO AND
                       CONVERSION AND EXCHANGE OF SECURITIES

               2.1  Determination of Exchange Ratio.

                      (a) At the Closing, the Company shall deliver to the Buyer a certificate, in form and substance satisfactory to The Buyer and signed by the Company's President and Chief Financial Officer (the "Company Closing Certificate"), certifying (i) that the warrant ("Warrant") issued to Phoenix Leasing Incorporated (the "Warrant Holder") in connection with an equipment finance line of credit has been fully exercised (the "Warrant Exercise") for Common Stock (as defined below); (ii) that pursuant to clause (B) of ARTICLE IV,
Section 3(b) of the Certificate of Incorporation (as defined in Section 3.1(b)), all outstanding shares of (x) Series A Preferred Stock, par value $0.001 per share, of the Company ("Series A Preferred Stock"), (y) Series B Preferred Stock, par value $0.001 per share, of the Company ("Series B Preferred Stock"), and (z) Series C Preferred Stock, par value $0.001 per share, of the Company ("Series C Preferred Stock" and, together with Series A Preferred Stock and Series B Preferred Stock, "Preferred Stock") have been mandatorily converted, effective immediately prior to the Effective Time (the "Preferred Stock Conversion"), into an equivalent number of shares of Common Stock, par value $.0001 per share, of the Company ("Common Stock", and, together with Preferred Stock, "Company Stock"); (iii) as to the number of shares of Common Stock underlying all options to purchase Common Stock ("Options") granted and outstanding under the Company's 1996 Stock Option/Stock Issuance Plan (the "Company Stock Plan") and related Option Agreements (each an "Option Agreement"), whether or not vested or exercisable, outstanding as of immediately prior to the Effective Time; (iv) the number of shares of Common Stock outstanding immediately prior to the Effective Time, calculated on a fully diluted basis, giving effect to the exercise and the conversion referred to in
(i) and (ii) above and assuming that all Options referred to in (iii) above, whether or not vested, have been exercised in full (such number of shares of Common Stock being referred to as the "Fully Diluted Common Stock Number"); and
(v) by reference to a schedule to the Company Closing Certificate, as to a list of all the holders of shares of Common Stock (after giving effect to the exercise and conversion referred to in (i) and (ii) above) as such names appear on the stock transfer books of the Company (individually, a "Company Stockholder" and collectively, the "Company Stockholders"), the number of shares of Common Stock held by each Company Stockholder and the ownership interest percentage of each Company Stockholder (with respect to each Company Stockholder, such Company Stockholder's "Ownership Percentage Interest") determined by dividing the number of shares of Common Stock held by such Company Stockholder (after giving effect to the exercise and conversion referred to in (i) and (ii) above) by the number of outstanding shares of Common Stock, in each case, as of immediately prior to the Effective Time. The Schedule containing the information referred to in clause (v) of the immediately preceding sentence, upon acceptance by the Buyer at the Closing (such acceptance not to be unreasonably withheld), shall be appended as Schedule 1 to this Agreement and shall be deemed incorporated herein and made a part hereof and shall hereinafter be referred to as the "Closing Stockholder Schedule."

                      (b) The fraction of share of common stock, $.0001 par value per share, of the Buyer ("Buyer Common Stock") to be issued in the Merger per share of Common Stock outstanding immediately prior to the Effective Time in accordance with this Article II shall be the quotient obtained by dividing (i) 2,237,927, which is the aggregate number of shares to be issued in the Merger and upon the exercise of Options assumed by the Buyer pursuant to Section 6.7 hereof (the "Merger Shares"), by (ii) the Fully Diluted Common Stock Number (such quotient being referred to as the "Exchange Ratio"). 2,027,927 of such aggregate number of Merger Shares are hereinafter referred to as the "Fixed Shares" and the remaining 210,000 of such aggregate number of Merger Shares are hereinafter referred to as the "Escrow Shares".

               2.2 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or of capital stock of Sub:

                      (a) Capital Stock of Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                      (b) Cancellation of Treasury Stock. All shares of Common Stock that are owned by the Company as treasury stock, if any, shall be cancelled and retired and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

                      (c) Company Stock. Subject to Sections 2.3, 2.5 and 2.6, each issued and outstanding share of Common Stock (other than shares of Common Stock cancelled in accordance with Section 2.2(b) and any Dissenting Shares (as defined in Section 2.8)) shall be converted into the right to receive a number of fully paid and nonassessable shares (or fraction of a share) of Buyer Common Stock equal to the Exchange Ratio. All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock pursuant to this Section 2.2(c), and any cash in lieu of fractional shares payable pursuant to Section 2.5, upon the surrender of such certificate and the other documents referred to in Section 2.3(a), in accordance with such Section (collectively, the "Merger Consideration").

                      (d) Adjustment of Exchange Ratio. In the event the Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time pursuant to a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Buyer Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio (for purposes of this Article II and Section 6.7) shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

                      (e) Company Stock Options. All Options which are outstanding and not exercised as of the Effective Time, will be assumed by The Buyer in accordance with Section 6.7.

               2.3  Exchange of Certificates.

                      (a) At the Closing (after the Effective Time), each Company Stockholder shall surrender and deliver to the Buyer:

                           (i)  Certificates representing all of such Company
Stockholder's ownership of Common Stock;

                            (ii) A properly completed letter of transmittal in a
form reasonably satisfactory to the Buyer and the Buyer's transfer agent; and

                            (iii) (A) In the case of Company Stockholders who or
which are Affiliates of the Company as of the date hereof (which Company Stockholders are listed on Schedule 2 hereto), a duly executed Investment Representation and Affiliate Lock-Up Agreement substantially in the form of Exhibit A hereto (an "Investment Representation and Affiliate Lock-Up Agreement"), and (B) in the case of each other Company Stockholder, a duly executed Non-Affiliate Investment Representation Agreement substantially in the form of Exhibit B hereto (a "Non-Affiliate Investment Representation Agreement").

                      (b) At the Closing (after the Effective Time), the Buyer shall (i) deliver (or cause to be delivered) to each Company Stockholder a certificate representing the number of whole shares of Buyer Common Stock into which such Company's Stockholder's shares of Common Stock have been converted pursuant to Section 2.2(c), which number of shares of Buyer Common Stock shall, subject to Section 2.5, be equal to such Stockholder's Ownership Percentage Interest (as set forth on the Closing Stockholder Schedule) in the Fixed Shares and (ii) deposit (or cause to be deposited) in escrow on behalf of each Company Stockholder a number of whole shares of Buyer Common Stock equal to such Company Stockholder's Ownership Percentage Interest (as set forth on the Closing Stockholder Schedule) in the Escrow Shares, to be held and released in accordance with an escrow agreement among the Buyer, the Stockholder Representative (as defined in Section 8.8) and the Escrow Agent referred to therein (the "Escrow Agent") substantially in the form of Exhibit C hereto (the "Escrow Agreement").

                      (c) If any certificate(s) representing Common Stock held by a Company Stockholder immediately prior to the Effective Time are not surrendered at the Closing as provided in Section 2.3(a), after the Effective Time, the Buyer will deliver (or cause to be delivered) to such Stockholder the certificate representing Buyer Common Stock referred to in clause (i) of Section 2.3(b) at such time as such Company Stockholder surrenders and delivers to the Buyer such certificate(s) and the other documents required to be surrendered and delivered pursuant to Section 2.3(a).

               2.4 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Stock shall thereafter be made.

               2.5 No Fractional Shares. No certificates representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of certificates representing Common Stock in accordance with Section 2.3, and no fractional interest shall entitle a Company Stockholder to vote or to any rights of a security holder. In lieu of fractional shares, each Company Stockholder who would otherwise have been entitled to a fractional share of Buyer Common Stock, will receive, upon the surrender and delivery by such Company Stockholder of the certificate(s) and other documents required to be surrendered and delivered pursuant to Section 2.3(a), an amount in cash (without interest) determined by multiplying such fraction by 42.45.

               2.6 Legends. The shares of Buyer Common Stock issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise including, if applicable, any legend with respect to repurchase or other restrictions on any such shares under the Company Stock Plan or related agreements as contemplated by Section 6.7(b)):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. [THESE SECURITIES ARE ALSO SUBJECT TO AN INVESTMENT REPRESENTATION AND LOCK-UP AGREEMENT WITH THE CORPORATION WHICH RESTRICTS THE TRANSFER THEREOF UNTIL AUGUST 15, 2000, A COPY OF WHICH CAN BE OBTAINED FROM THE CORPORATION AT ITS EXECUTIVE OFFICES.](1)

--------
(1) Bracketed language included only on certificates for shares of Buyer Common Stock issued to Affiliates.



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


               The Buyer may issue appropriate stop transfer instructions to the transfer agent for Buyer Common Stock to the foregoing effect.

               2.7 No Liability. Notwithstanding any other provision of this Agreement, neither the Buyer, the Surviving Corporation, the Buyer's transfer agent nor any other Person shall be liable for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

               2.8  Dissenting Shares.

                      (a) Notwithstanding any other provision of this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and which are held by Company Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such Company Stockholders shall be entitled to receive payment of the appraised value of such shares of Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by Company Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without interest, the Merger Consideration upon surrender, in the manner provided in Section 2.3(a), of the certificate or certificates which immediately prior to the Effective Time represented such shares of Common Stock and the delivery of the other documents required to be delivered pursuant to such Section 2.3.

                      (b) The Company shall give the Buyer (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

                                    ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as set forth on the disclosure schedule executed and delivered by the Company to the Buyer on or prior the date hereof and attached hereto as Schedule 3 (the "Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Company represents and warrants to the Buyer and Sub as set forth below:

               3.1  Organization, Qualification and Corporate Power.

                      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed as a foreign corporation to conduct business and is in good standing under the laws of each jurisdiction listed in
Section 3.1(a) of the Disclosure Schedule, which jurisdictions constitute every jurisdiction where the nature of the Company's business or the ownership or leasing of its properties requires such qualification, except for failures, if any, to be so qualified or licensed which, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

                      (b) The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and By-laws, as amended (the "Amended By-laws"), each as in effect on the date hereof. The Company is not in default under or in violation of any provision of the Certificate of Incorporation or the Amended By-laws.

                      (c) All minute books, stock record books and other similar records of the Company have been provided or made available to the Buyer or its counsel prior to the execution of this Agreement, and are complete and correct in all material respects. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the Board of Directors of the Company from inception through the date hereof.

                      (d) The Company has no Subsidiaries and does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business organization or entity.

               3.2  Company Capital Structure.

                      (a) The authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock and (ii) 10,650,000 shares of preferred stock, par value $0.001 per share, of which 4,000,000 shares are designated Series A Preferred Stock, 3,570,810 are designated Series B Preferred Stock and 2,919,382 are designated Series C Preferred Stock. As of the date of this Agreement, (i) 1,998,093 shares of Common Stock are issued and outstanding, of which (A) 1,935,093 shares were issued upon the exercise of Options ("Purchased Shares") and are subject to repurchase rights of the Company ("Purchased Share Repurchase Rights") pursuant to the Company Stock Plan and the applicable Purchase Agreement thereunder (each, a "Purchase Agreement") to the extent unvested, (B) no shares were issued pursuant to the Stock Issuance Program provided for in Article Three of the Company Stock Plan ("Restricted Shares") and remain subject to repurchase rights of the Company (Restricted Share Repurchase Rights and, together with Purchased Share Repurchase Rights, "Company Repurchase Rights") in accordance with a Stock Issuance Agreement thereunder (a "Stock Issuance Agreement"), and (C) no shares of Common Stock are held in the treasury of the Company, (ii) 4,000,000, 3,570,810 and 2,919,382 shares of Common Stock are reserved for future issuance upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively; (iii) 75,918 shares of Common Stock remain authorized and reserved for issuance pursuant to the Company Stock Plan, and 1,698,716 shares are reserved for issuance upon the exercise of currently outstanding Options; (iv) 4,000,000 shares of Series A Preferred Stock are issued and outstanding; (v) 3,570,810 shares of Series B Preferred Stock are issued and outstanding; and
(vi) 2,919,382 shares of Series C Preferred Stock are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, and are valid issued, fully paid, nonassessable and free of preemptive rights. None of the issued and outstanding shares of the Company's capital stock has been issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities. All shares of Company Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, and, assuming such issuance prior to the Effective Time, will not have been issued in violation of any applicable federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

                      (b) Except as set forth in Section 3.2(a), there are no equity securities of any class or series of the Company, or any security directly or indirectly convertible into or exchangeable or exercisable for any such equity securities ("Convertible Securities"), issued, reserved for issuance or outstanding. Except as set forth in Section 3.2(a), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party, or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company, or any security directly or indirectly convertible into or exchangeable or exercisable for any such shares of capital stock, or obligating the Company to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement ("Equity Rights"). Except for the Voting Agreement being entered into by certain stockholders of the Company and the Buyer on the date hereof substantially in the form of Exhibit D hereto (the "Voting Agreement"), there are no voting trusts, proxies or other agreements or understandings with respect to any Company Stock to which the Company or, to the knowledge of the Company, any other Person is a party or by which it or any such other Person is bound. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any Company Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

                      (c) Section 3.2(c) of the Disclosure Schedule sets forth lists of (i) all holders of Company Stock as of the Record Date (as defined in Section 3.3(b)), the address of each such holder, as well as the class, series and number of shares of Company Stock held by each such holder and, if applicable, the number of such shares held by each such holder which are Purchased Shares, the vesting schedule with respect thereto (including a description of the circumstances under which such vesting schedule can or will be accelerated) and (ii) all holders of Options, Convertible Securities or Equity Rights as of the date hereof, the number of shares of Common Stock subject thereto, the vesting schedule with respect thereto (including a description of the circumstances under which such vesting schedule can or will be accelerated) and the exercise, conversion or exchange price per share of each such Option, Convertible Security or Equity Right. No action is required to be taken by the Company, its Board of Directors, the Plan Administrator (as such term is defined in the Company Stock Plan) or any holder of Options, Purchased Shares or Restricted Shares to effect the treatment of Options, Purchased Shares and Restricted Shares described in Section 6.7. No Options (or any portion thereof, and including after the Buyer's assumption thereof as described in
Section 6.7) will vest, and no Company

Repurchase Rights will lapse or terminate with respect to any Purchased Shares or Restricted Shares (including after conversion of such shares in the Merger into shares of Buyer Common Stock), solely as a result of the Merger.

                      (d) The Company has delivered to the Buyer an instrument duly executed by the Warrant Holder, irrevocably agreeing with the Company to exercise the Warrant for a number of shares of Common Stock equal to the number of shares of Series B Preferred Stock for which the Warrant was exercisable, effective immediately prior to the Effective Time.

                      (e) The Company has never declared, nor is there accrued, any dividend or other distribution with respect to any Company Stock.

               3.3  Authority; No Conflict; Required Filings and Consents.

                      (a) The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of such consummation, only to the approvals and actions of the Company's stockholders specified in Section 3.3(b). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Buyer and Sub, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                      (b) The affirmative vote or action by written consent of
(i) the holders of a majority of the outstanding shares of Company Stock, voting together as a single class, and (ii) the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class (with each share of Preferred Stock having such number of votes equal to the whole number of shares of Common Stock into which such share of Preferred Stock is convertible), is the only action by the holders of any class or series of Company Stock necessary to adopt this Agreement and approve the Merger (the "Merger Stockholder Approval Action"). The consent of the holders of 51% of the outstanding shares of each series of Preferred Stock, in each case consenting as a separate series (the "Preferred Stock Conversion Consent"), is the only action by the holders of any class or series of Company Stock, and no other action by the Company or any other Person is, required to effect the Preferred Stock Conversion. The Board of Directors of the Company has unanimously (w) approved this Agreement and the Merger, (x) determined that this Agreement and the Merger fair to and in the best interests of the holders of Company Stock and declared the advisability of this Agreement, (y) determined to recommend that the Company's stockholders vote, or act by written consent, in favor of adoption of this Agreement, and (z) fixed the date of this Agreement as the record date for the determination of stockholders entitled to execute a written consent adopting this Agreement (the "Record Date"). The shares of Company Stock held by stockholders of the Company listed on the signature pages of the Voting Agreement represent, as of the Record Date, (i) a majority of the voting power represented by all outstanding shares of Company Stock, (ii) a majority of the outstanding shares of Preferred Stock, voting together as a single class and
(iii) at least 51% of the voting power represented by all outstanding shares of each series of Preferred Stock (for purposes of this clause (ii), assuming each such series is consenting as a separate series).

                      (c) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or the Bylaws, (ii) conflict with, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a payment obligation, termination or right of termination, cancellation or right of cancellation, acceleration or right of acceleration, of any right or obligation or loss of any benefit), or require the consent, approval or waiver of any third party in order to assign to the Buyer or for the Company to continue to enjoy the benefits of or exercise any right, under, any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which it or any properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except, in the case of (iii), for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, either individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

                      (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") or other Person is required to be obtained by, or given to or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except for
(i) the filing of the Certificate of Merger with the Delaware Secretary of State, and (ii) any such other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not, either individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

               3.4 Financial Statements. The Company has previously delivered to the Buyer true and complete copies of (i) the Company's audited balance sheets as of December 31, 1998 and December 31, 1997 and the related statements of operations, changes in stockholders' equity and cash flows and notes to financial statements for the years then ended, along with the audit report of the Company's independent auditors, PricewaterhouseCoopers LLP, on such balance sheets and statements and (ii) its unaudited balance sheet as of December 31, 1999 (the "Company Balance Sheet"), and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and present fairly the financial position and the results of operations of the Company as of the dates and for the years indicated, in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved, subject, in the case of Company Financial Statements referred to in clause (ii), to normal and recurring year end adjustments which will not be material. The Company Balance Sheet is the Company's most recent regularly prepared balance sheet, and the statement of operations for the period then ended referred to above is the Company's most recent regularly prepared statement of operation or income, in each case for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder.

               3.5 Absence of Undisclosed Liabilities. As of the date of the Company Balance Sheet, the Company had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, written or oral customer commitments, or liabilities for taxes due or then accrued or to become due), other than liabilities (a) adequately reflected or reserved against on the Company Balance Sheet or (b) incurred since the date of the Company Balance Sheet in the ordinary course of business which have not had and are not reasonably likely to have a Material Adverse Effect.

               3.6 Accounts Receivable. All accounts receivable of the Company, whether reflected on the Company Balance Sheet or otherwise, represent sales actually made in the ordinary course of business. Allowances for doubtful accounts and returns have been prepared in accordance with past practices of the Company.

               3.7  Intellectual Property.

                      (a) Company Intellectual Property. All trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial design registrations or applications (including any continuations, divisionals, continuations- in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications therefor); computer software programs or applications (in both source and object code form) ("Software Programs"); technical documentation relating to the Software Programs ("Technical Documentation"); "mask works" (as defined under 17 USC Section 901) and any registrations and applications for "mask works"; technology, trade secrets and proprietary or other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); moral rights; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case that are or have been used in (including without limitation in the development of) the Company's business, or that are used in or necessary for the conduct of the Company's business as currently conducted or contemplated to be conducted, are hereinafter referred to as the "Company Intellectual Property."

                      (b) Applications and Registrations. Section 3.7(b) of the Disclosure Schedule contains a true and complete list of all of the Company's U.S. and foreign (i) patents and patent applications, (ii) Trademark registrations and applications therefor and material unregistered Trademarks;
(iii) copyright registrations and applications therefor; and (iv) other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by the Company to protect its interests in the Company Intellectual Property. The Company is listed in the records of the appropriate U.S., state or foreign registry as the sole current owner of record for each listed application or registration. With respect to the listed applications, each such application has been prosecuted in full compliance in all material respects with all applicable rules, policies and procedures of the United States Patent and Trademark Office.

                      (c) Rights to Company Intellectual Property. The Company Intellectual Property consists solely of items and rights which are: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used by the Company and its successors pursuant to a valid license. The Company has all rights in the Company Intellectual Property necessary to carry out the Company's business as currently conducted and as currently contemplated to be conducted.

                      (d) Third Party Claims. To the Company's knowledge, the conduct of the Company's business as conducted in the past did not infringe (when conducted), and as currently conducted or as currently contemplated to be conducted does not infringe (either directly or indirectly, such as through contributory infringement), any intellectual property right owned or controlled by any third party. There is no pending or, to the best of the Company's knowledge, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (collectively, "Claims") (i) involving the Company Intellectual Property owned by the Company, or, to the best of the Company's knowledge, the Company Intellectual Property licensed to the Company or (ii) alleging that the activities or the conduct of the Company's business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the ownership, use, validity, enforceability or registrability of any Company Intellectual Property, nor to the knowledge of the Company are there any facts which could reasonably be expected to give rise to any such Claim. There are no settlements, forebearances to sue, consent judgments or orders or similar obligations other than license agreements in the ordinary course of business which (a) restrict the Company's rights to use any Company Intellectual Property, (b) restrict the Company's business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any Intellectual Property owned or controlled by the Company. To the knowledge of the Company (x) all registered, granted or issued patents, mask works, Trademarks and copyrights held by the Company are valid, enforceable and subsisting and (y) there has been no denial, refusal or similar action by any governmental authority with respect to any patent, copyright or Trademark application filed by or on behalf of the Company. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

                      (e) Royalties. Except as set forth on Section 3.7(e) of the Disclosure Schedule, to the best knowledge of the Company there are no royalties, fees, honoraria or other payments payable by the Company to any person or entity by reason of the ownership, development, use, license, sale or disposition of the

Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

                      (f) Personnel. All personnel of the Company, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any part of the Company Intellectual Property on behalf of the Company have executed nondisclosure agreements or employment agreements containing nondisclosure provisions, that adequately protect the Company's proprietary interests in the Company Intellectual Property and either (i) have been a party to a "work-for-hire" arrangement or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising. No current or former partner, director, officer, or employee of the Company (or any predecessor in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights in or to any of the Company Intellectual Property.

                      (g)  Third Party Agreements.  Except as set forth in
Section 3.7(g) of the Disclosure Schedule, the Company is not, nor as a result of the execution or delivery of this Agreement, or performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, will the Company be, in violation of any license, sublicense, agreement or instrument to which the Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder or the consummation by the Company of the transactions contemplated hereby, cause the diminution, termination or forfeiture of any of the Company's rights in the Company Intellectual Property or require the consent of any governmental authority or third party in respect of any such Company Intellectual Property. Each such license, sublicense, agreement or instrument constitutes the valid and binding obligation of the Company and, to the knowledge of the Company, each other party thereto, enforceable in accordance with its terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party thereto.

                      (h) Protection. The Company has taken reasonable measures to protect the confidentiality of its Trade Secrets. To the best of the Company's knowledge, there has been no misuse or misappropriation of any Company Trade Secret by any person or entity. Without limitation of the foregoing, except as set forth in Section 3.7(h) of the Disclosure Schedule, the source code and system documentation relating to the Software Programs owned by the Company (i) have at all times been maintained in strict confidence, (ii) have been disclosed by the Company only to employees who have had a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed appropriate nondisclosure agreements, (iii) have not been licensed or disclosed to any third party, and (iv) are not the subject of any escrow or similar agreement giving any third party rights in such source code and/or system documentation upon the occurrence of certain events.

                      (i) Third-Party Software. Section 3.7(i) of the Disclosure Schedule contains a complete list of (i) all software libraries, compilers and other third-party software sold with, incorporated into or used in the development of the Software Programs and (ii) all material software systems and applications used by the Company in the operation of its business other than off-the-shelf software. Section 3.7(i) of the Disclosure Schedule also lists all license agreements by which the Company is bound for the use of such software and, if any such software is not licensed, the basis of the use of such software by the Company. All use of each such software item by the Company has been in full compliance in all material respects with the respective license agreement or other right of use listed for such item in Section 3.7(i) of the Disclosure Schedule.

                      (j) Integrity. Except with respect to demonstration or trial copies, to the best knowledge of the Company no portion of any Software Program contains or will contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other similar actions.

                      (k) Adequacy of Technical Documentation. The Technical Documentation includes the source code (with comments) for all Software Programs, as well as any additional documentation and other materials that may be necessary to render such Software Programs understandable and usable to a person ordinarily skilled in such matters. The Technical Documentation also includes any programs (including compilers), "workbenches," tools and higher level (or "proprietary") languages necessary for the development, maintenance and/or implementation of the Software Programs.

               (1)  Year 2000.

                             (i)  All of (a) the internal systems used in the
business or operations of the Company, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems, and (b) the software, hardware, firmware and other technology that constitute part of the products and services manufactured, marketed, licensed, sold or offered for license or sale by the Company to third parties are Year 2000 Compliant (as defined below).

                             (ii) The Company is not aware of any failure to be
Year 2000 Compliant of any third-party system used in connection with the business, products, services or operations of the Company, including without limitation any system belonging to any of the Company's vendors, co-venturers, service providers or customers.

                             (iii)  The Company has not provided any
representation, warranty or guarantee for any product sold or licensed, or service provided, by the Company to the effect that such product or service (a) complies with or accounts for the fact of the year change from December 31, 1999 to January 1, 2000, (b) will not be adversely affected with respect to functionality, interoperability, connectivity, performance, reliability or volume capacity (including without limitation the processing storage, recall and reporting of data) by virtue of the year change from December 31, 1999 to January 1, 2000 or (c) is otherwise Year 2000 Compliant.

                             (iv) The Company has received satisfactory written
assurances and warranties from all of its key vendors, co-venturers, service providers and customers that are material to the ongoing operation of the business of the Company that past and future products, software, equipment, components, or systems provided by such parties are (or in the case of future products, will be) Year 2000 Compliant.

                             (v) The Company has conducted Year 2000 audits with
respect to (a) each of the Software Programs, (b) each of the internal systems used in the business, products, services and operations of the Company, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems, and (c) all of the software, applications, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed, performed, sold or licensed to third parties by the Company.

                             (vi) For purposes of this Agreement, "Year 2000
Compliant" means that the applicable system, product, service or item (a) will accurately receive, record, store, provide, recognize, recall and process all date and time data from, during, into and between the years 1999, 2000 and 2001, and all years thereafter; (b) will accurately perform all date-dependent calculations and operations (including without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the years 1999, 2000 and 2001, and all years thereafter; and (c) will not malfunction, cease to function or provide invalid or incorrect results as a result of (1) the change of years from 1999 to 2000 or from 2000 to 2001, (2) date data, including date data which represents or references different centuries or dates during 1999, 2000 and 2001 or (3) the occurrence of any particular date; in each case without human intervention, provided, in each case, that all software, applications, hardware and other systems used in conjunction with such system or item that are not owned or licensed by the Company correctly exchange date data with or provide date data to such system or item.

               3.8 Absence Of Changes. Since December 31, 1998, there has not been:

                      (a) any event or occurrence which would be reasonably likely to have a Material Adverse Effect;

                      (b) any transaction, commitment, contract or agreement entered into by the Company or any relinquishment by the Company of any contract or other right in any case having a value of or involving aggregate payments or value in excess of $50,000 other than in the ordinary course of business;

                      (c) any redemption or other acquisition of any capital stock of the Company by the Company or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of the Company;

                      (d) any increase in compensation, bonus or other benefits payable or to become payable by the Company to any of its directors, officers or employees, other than in the ordinary course of business;

                      (e) any entering into or granting by the Company of any new employment agreement providing for annual compensation over $100,000, any new employee benefit, deferred compensation or other similar employee benefit arrangement, or any new consulting arrangement providing for annual compensation over $100,000 and any grant of any severance or termination rights to any director, officer or employee of the Company or any increase in benefits payable under existing severance or termination pay policies or employment agreements;

                      (f) any change in accounting policies, principles, methods or practices, including any material change with respect to reserves (whether for bad debts, contingent liabilities or otherwise) of the Company;

                      (g) any making by the Company of any loan or advance to any stockholder, officer, director or consultant (other than expense advances made in the ordinary course of business), or any other loan or advance otherwise than in the ordinary course of business;

                      (h) except for inventory or equipment acquired in the ordinary course of business, any acquisition by the Company of all or any part of the assets, properties, capital stock or business of any other person or entity;

                      (i) any destruction of, damage to or loss of any assets material to the business of the Company (whether or not covered by insurance);

                      (j) a material adverse change in a material customer, supplier, licensee or licensor relationship (including, without limitation any cancellation, termination or adverse modification or threatened cancellation, termination or adverse modification of any such relationship;

                      (k) claim of wrongful discharge or claim of other unlawful labor practice or action made or brought against the Company;

                      (l) any litigation commenced or, to the Company's knowledge, threatened against the Company or any litigation commenced or threatened by the Company;

                      (m) except in the ordinary course of business, any sale, abandonment or any other disposition of any of the Company's assets or properties;

                      (n) any disposition or lapse of rights with respect to any Company Intellectual Property or any disclosure to third parties with respect thereto except under valid and binding confidentiality agreements, copies of which have previously been delivered to the Buyer; or

                      (o) any commitment, understanding or agreement by the Company or any of its directors, officers or employees to do any of the things described in the preceding clauses (a) through (n).

               3.9  Tax Matters.

                      (a) The Company has filed all Tax Returns required to be filed by it, and all such Tax Returns are correct and complete. The Company has timely paid all Taxes due and owing and has established adequate reserves in its financial statements for any Taxes accrued but not yet due and owing. The Company has complied in all respects with all applicable laws, rules and regulations relating to Taxes required to be withheld or collected, including, without limitation, Taxes required to be withheld pursuant to Sections 1441 and 1442 of the Code and Taxes required to be withheld from employee wages. There are no Tax liens on any assets of the Company except liens for current Taxes not yet due.

                      (b) There has not been any audit of any Tax Return filed by the Company and no audit of any such Tax Return is in progress and the Company has not been notified by any tax authority that any such audit is contemplated or pending. No Tax deficiency or claim for additional Taxes has been asserted or, to the Company's knowledge, threatened to be asserted against the Company by any taxing authority. No extension of time with respect to any date on which a Tax Return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Tax. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed.

                      (c) The Company has not agreed to, and is not required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                      (d) The Company (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; or (iii) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation
Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; and (iv) has been a valid "C corporation" for federal, state and local tax purposes at all times since inception.

                      (e) The Company (i) is not or has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

                      (f) The Company has delivered to the Buyer correct and complete copies of all of its Tax Returns.

                      (g) For purposes of this Agreement, the term "Tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any additions to tax, interest or penalties applicable thereto. For purposes of this Agreement, the term "Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing authority in connection with Taxes (collectively "returns") and any amended returns.

                      (h) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any ownership change within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

               3.10  Compliance with Laws.

                      (a) The Company has all material licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body required for the conduct of the Company's business as currently conducted (collectively, "Permits"). All Permits are in full force and effect and no proceeding is pending or, to the Company's knowledge, threatened to revoke or limit any Permit.

                      (b) The Company is not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations that would not, individually or in the aggregate, have a Material Adverse Effect. Since its organization, the Company has not received written notice of, and there has not been any citation, fine or penalty imposed against the Company for, any such violation or alleged violation.

               3.11 Actions and Proceedings. There are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against the Company. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company that, individually or in the aggregate, would, or would be reasonably likely to, have a Material Adverse Effect. To the Company's knowledge, there is no fact, event or circumstance now in existence that could be expected to give rise to any action, suit, claim, proceeding or investigation that, individually or in the aggregate, would, or would be reasonably likely to, have a Material Adverse Effect.

               3.12 Contracts and Other Agreements. Section 3.12 of the Disclosure Schedule sets forth a list of the following contracts and other agreements to which the Company is a party or by or to which any of its assets, properties or securities are bound or subject (each, a "Material Contract"):

                      (a) any agreement or series of related agreements requiring aggregate payments by or to the Company of more than $50,000;

                      (b) any agreement with or for the benefit of any current or former officer, director, holder of any security, employee or consultant of the Company under which the Company has any obligations as of the date hereof;

                      (c) any agreement with any labor union or association representing any employee of the Company;

                      (d) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contains an escalation clause or that obligates the Company to purchase all or substantially all of its requirements of a particular product or service from a supplier or to make periodic minimum purchases of a particular product or service from a supplier, which is not terminable on not more than 30 days notice (without penalty or premium);

                      (e) any agreement for the sale of any of the assets or properties of the Company other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

                      (f)  any agreement of surety, guarantee or
indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

                      (g) any agreement which contains covenants of the Company not to compete in any line of business, in any geographic area or with any Person or covenants of any other Person not to compete with the Company or in any line of business of the Company;

                      (h) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                      (i) any agreement obligating the Company to deliver maintenance services or future product enhancements or containing a "most favored nation" pricing clause;

                      (j) any agreement relating to the acquisition by the Company of any operating business or the capital stock of any other Person;

                      (k) any agreement requiring the payment to any Person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the ordinary course of business);

                      (l) any agreements, notes or other instruments relating to or evidencing outstanding indebtedness of the Company for borrowed money (including capitalized lease obligations);

                      (m) any lease, sublease or other agreement under which the Company is lessor or lessee of any real property or equipment or other tangible property;

                      (n) any agreement with a change of control provision or otherwise requiring any consent, approval, waiver or other action by any Person in connection with the Merger;

                      (o) any stock option agreement, restricted stock agreement, employment or severance agreement, phantom stock plan or bonus, incentive or similar agreement, arrangement or understanding;

                      (p) any agreement involving the assignment, transfer, license (whether as licensee or licensor) or pledge or encumbrance of any Company Intellectual Property;

                      (q) any distribution or sales representative agreement or agreement appointing any agent; and

                      (r) any other material agreement whether or not made in the ordinary course of business.

True and complete copies of all Material Contracts (and all amendments, waivers or other modifications thereto) have been furnished or made available to the Buyer. Each Material Contract is valid, subsisting, in full force and effect, binding upon the Company and, to the Company's knowledge, the other parties thereto in accordance with their terms, and the Company is not in default under any of them, nor, to the Company's knowledge, is any other party to any Material Contract in default thereunder, nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each of the foregoing cases, such defaults as would not, either individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect.

               3.13 Bank Accounts and Powers of Attorney. Section 3.13 of the Disclosure Schedule identifies all bank and brokerage accounts of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company with respect to such accounts.

               3.14  Properties.

                      (a) The Company owns and has good title to all of its assets and properties reflected as owned on the Company Balance Sheet, free and clear of any lien, claim or other encumbrance, except for (i) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Company Balance Sheet, (ii) liens or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable and (iii) statutory liens for Taxes not yet delinquent.

                      (b) The Company does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property. The Company has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property, used in the conduct of its business as currently conducted, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. There is no equipment located on the premises of the Company or used in the business of the Company that is on loan from another party.

               3.15 Customers, Distributors and Suppliers. Section 3.15 of the Disclosure Schedule sets forth (a) all representatives or distributors of the Company (whether pursuant to commission, royalty or other arrangement), (b) the five largest customers of the Company in terms of revenue recognized during the period from January 1, 1999 through December 31, 1999 and (c) the ten largest suppliers of Company in terms of costs recognized for the purchase of products or services during the period from January 1, 1999 through December 31, 1999 (collectively, the "Distributors, Customers and Suppliers"). The Company does not know of any plan or intention of any of the Distributors, Customers or Suppliers, and the Company has not received any written or oral threat from any of the Distributors, Customers or Suppliers, to terminate, cancel or otherwise adversely modify its relationship with the Company or to decrease materially or limit its products to or services to the Company or its usage, purchase or distribution of the services or products of the Company.

               3.16  Employee Benefit Plans.

                      (a) Definitions. The following terms shall have the meanings set forth below:

                             (i)  "Affiliate" shall mean any other person or
entity controlled by or under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                             (ii) "DOL" shall mean the United States Department
of Labor.

                             (iii) "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                             (iv) "Employee" shall mean any current, former, or
retired employee, officer, or director of the Company or any Affiliate;

                             (v)  "Employee Agreement" shall refer to each
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                             (vi) "IRS" shall mean the United States Internal
Revenue Service;

                             (vii) "Pension Plan" shall refer to each Company
Employee Plan that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA;

                             (viii) "Company Employee Plan" shall refer to any
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, incentive compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, and pursuant to which the Company or any Affiliate has any liability, contingent or otherwise;

                      (b) Schedule. Section 3.16(b) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither the Company nor any Affiliate has any plan or commitment, to establish any new Company Employee Plan or written Employee Agreement, or to modify any Company Employee Plan or Employee Agreement (except to the extent required by law).

                      (c) Documents. The Company has provided or made available to The Buyer true and complete copies of (i) all documents comprising each written Company Employee Plan and each written Employee Agreement, including all amendments thereof and any trust agreements, insurance contracts, and other funding agreements; (ii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iii) the most recent actuarial reports, if any, prepared for each of the Company Employee Plans for which such report is required or was prepared and the most recent certified financial statements for each of the Company Employee Plans, if any, for which such report is required or was prepared; (iv) the most recent summary plan description together with the most recent summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; and (v) all IRS determination letters and rulings, if any, relating to Company Employee Plans and copies of all material applications and correspondence to or from the IRS or the DOL with respect to any Company Employee Plan.

                      (d) Employee Plan Compliance. (i) The Company and each Affiliate has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, that is not otherwise exempt, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan (other than any 401(k) or option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company, the Surviving Corporation or any of its Affiliates (other than for ordinary administration expenses typically incurred in a termination event and benefits accrued through the effective date of such amendment, termination or discontinuance); (v) to the knowledge of the Company there are no inquiries or proceedings pending or threatened by the IRS or DOL with respect to any Company Employee Plan; (vi) neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 406(i) of ERISA or Section 4975 through 4980 of the Code; and (vii) all contributions, premiums or other payments due and owing from the Company or its Affiliates with respect to any Company Employee Plan have been timely paid or adequately provided for on the Company Balance Sheet.

                      (e)  Pension Plan Qualification Funding.

                             (i)  With respect to each Pension Plan, if any,
which is intended to be qualified under Section 401(a) of the Code, (A) such Pension Plan has received a favorable determination opinion, notification or advisory letter as to its qualification from the IRS, or has remaining a period of time under applicable law in which to apply for such a letter, and (B) nothing has occurred, whether by action or failure to act, which would cause the loss or denial of such qualification.

                             (ii) No Pension Plan is or has been subject to
Section 302 or Title IV of ERISA or Section 412 of the Code.

                        (f) No Post-Employment Obligations. Except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law or pursuant to a Pension Plan, no Company Employee Plan provides, or has any liability to provide, life insurance, medical benefits, or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except for benefits accrued through the date of termination and as may be required by statute, and neither the Company nor any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with medical welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                        (g) Effect of Transaction. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, constitute an event under any Company Employee Plan, Employee Agreement, trust or loan or applicable law that will result in any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No amount payable under any Company Employee Plan or Employee Agreement or otherwise will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                  3.17 Employee Relations. The Company has approximately 54 full-time equivalent employees. The Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any employees, neither the Company nor the Buyer or the Surviving Corporation will be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Company's normal policies) as a result of any oral or written agreements made by the Company prior to the Closing. True and complete information as to the name, current job title, base salary, bonus potential, commissions and termination obligations of all current directors, officers, employees or consultants of the Company, has been previously furnished to the Buyer.

                  3.18 Employment Matters. The Company is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees. No work stoppage or labor strike against the Company is pending or, to the Company's knowledge, threatened. The Company is not involved in or, to the Company's knowledge, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any of the Company's employee, including, without limitation, charges of unfair labor practices or discrimination complaints. To the Company's knowledge, it has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, (i) any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by the Company or (ii) any statutory works council or other agreement, statute, rule or regulation that mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

                  3.19 Employee Conflicts. To the Company's knowledge, no employee of the Company (a) is in violation of any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others or (b) has given notice to the Company nor is the Company otherwise aware, that any such employee intends to terminate his or her employment with the Company.

                  3.20 Management Relationships. No executive officer or director of the Company owns any interest in (a) any property or assets of the Company (except as a stockholder), (b) any current competitor, customer or supplier of the Company, or (c) any Person which is currently a party to any material contract or agreement with the Company, other than holdings of less than 1% of a class of a company's publicly traded securities and ownership interests held by investment funds affiliated with the Company's directors (and personal ownership interests of such directors and their families related to the ownership interests of such funds).

                  3.21 Insurance. Section 3.21 of the Company Disclosure Schedule sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of the Company. Such policies and binders are in full force and effect, are reasonably believed by the Company to be adequate for the businesses engaged in by the Company, as applicable, and are in conformity in all material respects with the requirements of all leases or other agreements to which the Company is a party and are valid and enforceable in accordance with their terms. The Company is not in default with respect to any provision contained in any such policy or binder nor has the Company failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Company has not received notice of cancellation or non-renewal of any such policy or binder.

                  3.22 Brokers and Finders; Third Party Expenses.

                        (a) No Person has acted as broker, finder, agent, investment banker, financial adviser or similar intermediary on behalf of the Company or any stockholder of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no other brokerage commissions, investment banking or financial adviser fees, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Company or any Affiliate, director or stockholder of the Company, or any action taken by any of them.

                        (b) Section 3.22(b) of the Disclosure Schedule sets forth a reasonable estimate of the amount of all fees and expenses, including without limitation of attorneys and accountants, expected to be payable by the Company to any third parties in connection with this Agreement or the transactions contemplated hereby.

                  3.23 Hazardous Materials.

                        (a) To the Company's knowledge, there has been no generation, use, handling, storage or disposal of any Hazardous Materials (as defined in this Section 3.23) in violation of any applicable Environmental Law (as defined in this Section 3.23) at any site owned or premises leased by the Company during the period of the Company's lease or prior thereto, nor has there been or is there any release of any Hazardous Materials on or at any such site or premises during such period or prior thereto in violation of any applicable Environmental Law or which created or will create an obligation on the part of the Company to report or remediate such release. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, and any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act. "Environmental Laws" means all national, federal, state, and local laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, disposal, transport or handling of Hazardous Materials, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

                        (b) The Company has previously furnished or made available to the Buyer copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency available to it regarding the foregoing.

                  3.24 Certain Business Practices. The Company has not (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction or made any payment or entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) to its knowledge, made any other unlawful payment.

                  3.25 Stockholder Composition. As of the Record Date, the Company has 61 record holders of Company Stock, which, to the Company's knowledge, except for 30 holders, are all Accredited Investors. The Company has obtained, or will obtain promptly (and in any event within seven days after the date hereof), agreements from certain of its holders of Options, in form and substance reasonably satisfactory to the Buyer, restricting the exercise of such Options (each an "Optionholder Lock-Up Agreement"), and has taken or will take all other actions necessary, so that as of the Record Date and immediately prior to the Effective Time there will be no more than 35 holders of Company Stock who or which are not Accredited Investors. For purposes of this Section 3.25, the number of holders of Company Stock shall be calculated in the same manner as the number of "purchasers" is calculated pursuant to Rule 501(e) under the Securities Act (for this purpose excluding clause (iv) of subparagraph (1) of such Rule).

                  3.26 Information Statement. The information supplied by the Company for inclusion in the Consent Solicitation/Information Statement (the "Consent Solicitation/Information Statement") to be sent to the stockholders of the Company in connection with the solicitation of written consents to adopt this Agreement and to effect the Preferred Stock Conversion ("Written Consents") will not, on the date the Consent Solicitation/Information Statement is first mailed or otherwise provided to stockholders of the Company or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Consent Solicitation/Information Statement not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of the Written Consents which has become false or misleading.

                  3.27 Termination of Existing Agreements with Holders of Company Stock. The Company has taken or, prior to Closing, will have taken all action, and has obtained the written consent, approval or agreement of any Person, required to terminate in their entirety, effective at the Effective Time, all agreements or instruments between or among the Company and any stockholders of the Company, including without limitation the Second Amended and Restated Rights Agreement entered into as of June 2, 1999, but excluding agreements relating to the employment of any Company Stockholder by the Company (including any Proprietary Information and Inventions Agreement) and any agreements entered into pursuant to the Company Stock Plan (such terminated agreements being referred to as the "Existing Company Stockholder Agreements"), so that as of the Effective Time, the Existing Company Stockholder Agreements shall be void and of no further force or effect and no Person shall have any rights or obligations whatsoever thereunder.

                  3.28 Certain Waivers. The Company has obtained agreements from the Company employees listed on Schedule 4 hereto ("Key Employees"), in favor of the Company and the Buyer and in form and substance satisfactory to the Buyer (the "Key Employee Agreements"), copies of which have previously been delivered to the Buyer, (i) accepting employment with the Buyer after the Effective Time on the terms set forth therein and (ii) waiving, to the extent provided therein, certain rights of accelerated vesting under the Company Stock Plan, any Option Agreement, Purchase Agreement or Stock Issuance Agreement.

                  3.29 Disclosure. The representations and warranties and statements of the Company contained in this Agreement (together with the Disclosure Schedule) do not contain any untrue statement of a material fact, and do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. There is no fact specifically relating to the Company and known to the Company that has not been disclosed to the Buyer in this Agreement (including the Disclosure Schedule) that has had or is reasonably likely to have a Material Adverse Effect.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer represents and warrants to the Company as follows:

                  4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and all of the outstanding capital stock of Sub is directly owned by The Buyer. Each of the Buyer and the Sub is duly qualified or licensed as a foreign corporation to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or licensed which, individually or in the aggregate, would not, and would not reasonably be likely to, have a Buyer Material Adverse Effect. The Buyer has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

                  4.2 Capitalization.

                        (a) The authorized capital stock of The Buyer consists of 100,000,000 shares of Buyer Common Stock and 10,000,000 shares of preferred stock, $.0001 par value per share ("Buyer Preferred Stock"). As of December 31, 1999: (i) (A) 22,025,716 shares of Buyer Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and no shares of Buyer Common Stock were held in the treasury of the Buyer or by Subsidiaries of the Buyer, (B) 2,531,266 shares of Buyer Common Stock were reserved for issuance pursuant to outstanding awards granted under the Buyer's 1996 Stock Plan and 1999 Equity Incentive Plan (collectively, the "Buyer Stock Plans") and 553,078 shares of Buyer Common Stock were reserved for issuance pursuant to future grants of awards under the Buyer Stock Plans, (C) 20,000 shares of Buyer Common Stock were reserved for issuance pursuant to outstanding stock options granted under the Buyer's 1999 Non-Employee Director Option Plan (the "Non-Employee Director Stock Plan") and 480,000 shares of Buyer Common Stock were reserved for issuance pursuant to future grants of stock options under the Non-Employee Director Stock Plan, and (D) 957,616 shares of Buyer Common Stock were reserved for issuance under the Buyer's Employee Stock Purchase Plan; and (ii) no shares of Buyer Preferred Stock were issued or outstanding. No material change in such capitalization has occurred between December 31, 1999 and the date of this Agreement. All shares of Buyer Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

                        (b) The issuance of the Merger Shares pursuant to the Merger has been duly authorized by all necessary corporate action and, when issued in accordance with this Agreement, the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  4.3 Authority; No Conflict; Required Filings and Consents.

                        (a) Each of the Buyer and Sub has all requisite corporate power and authority to enter into this Agreement (and, in the case of the Buyer, the Escrow Agreement and the Registration Rights Agreement), to perform its obligations hereunder (and, in the case of the Buyer, thereunder) and to consummate the transactions contemplated hereby (and, in the case of the Buyer, thereby). The execution and delivery by each of the Buyer and Sub of this Agreement (and, in the case of the Buyer, the Escrow Agreement and the Registration Rights Agreement), the performance by each of the Buyer and Sub of its obligations hereunder (and, in the case of the Buyer, thereunder) and the consummation by each of the Buyer and Sub of the transactions contemplated hereby (and, in the case of the Buyer, thereby) have been duly authorized by the boards of directors of the Buyer and Sub and by the Buyer as the sole stockholder of Sub, and no other corporate proceedings on the part of the Buyer or Sub are necessary to authorize this Agreement or for the Buyer or Sub to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and Sub and constitutes (and, the Escrow Agreement and the Registration Rights Agreement, when executed and delivered by the Buyer will constitute) the valid and binding obligation of the Buyer and Sub (in the case of Sub, solely with respect to this Agreement), enforceable in accordance with its terms.

                        (b) The execution and delivery of this Agreement by the Buyer and Sub does not (and, in the case of the Buyer, the execution and delivery by the Buyer of the Escrow Agreement and the Registration Rights Agreement will not), the performance by each of the Buyer and Sub of its obligations hereunder (and, in the case of the Buyer, thereunder) and the consummation by each of the Buyer and Sub of the transactions contemplated hereby (and in the case of the Buyer, thereby) will not, (i) conflict with, or result in any violation or breach of any provision of the Amended and Restated Certificate of Incorporation of the Buyer or the certificate of incorporation of Sub, the Amended and Restated Bylaws of the Buyer or the by-laws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound, or (iii) assuming the truth and accuracy as of the date hereof and as of the Effective Time of the Company's representations and warranties contained in clause (i) of
Section 3.2(c), and Sections 3.4 and 3.25, and the truth and accuracy of the representations and warranties of the Company Stockholders contained in the Investment Representation and Affiliate Lock-Up Agreements and the Non-Affiliate Investment Representation Agreements, conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its properties or assets, except, in the case of (ii) and (iii), for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which would not, in the aggregate, have or result in a Buyer Material Adverse Effect.

                        (c) Assuming the truth and accuracy as of the date hereof and as of the Effective Time of the Company's representations and warranties contained in clause (i) of Section 3.2(c), and Sections 3.4 and 3.25, and the truth and accuracy of the representations and warranties of the Company Stockholders contained in the Investment Representation and Affiliate Lock-Up Agreements and the Non-Affiliate Investment Representation Agreements, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Buyer or Sub in connection with the execution and delivery by the Buyer or Sub of this Agreement, the Escrow Agreement, or the Registration Rights Agreement, the performance by the Buyer or Sub, as applicable, of their obligations hereunder or thereunder, or the consummation by the Buyer or Sub, as applicable, of the transactions contemplated hereby or thereby, except for the (i) filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing of a Form D under the Securities Act pursuant to Rule 503 under the Securities Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required (A) under applicable state securities laws and (B) in connection with the Registration Rights Agreement,
(iv) filings with the Nasdaq National Market in connection with the listing on the Nasdaq National Market of the Merger Shares, (v) filings under the Exchange Act, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, have or be reasonably likely to have, a Buyer Material Adverse Effect.

                  4.4 Filings; Financial Statements.

                        (a) The Buyer has made available to the Company all registration statements, prospectuses, reports and documents filed by the Buyer with the SEC since April 22, 1999 (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

                        (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Buyer SEC Reports, complied, as of their respective dates, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  4.5 Consent Solicitation/Information Statement. The information supplied by the Buyer for inclusion in the Consent Solicitation/Information Statement will not, on the date the Consent Solicitation/Information Statement is first mailed or otherwise provided to stockholders of the Company, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Consent Solicitation/Information Statement not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of Written Consents which has become false or misleading.

                  4.6 Brokers and Finders. No Person (other than Robertson Stephens & Co., whose fees and expenses will be paid by the Buyer) has acted as broker, finder, agent, investment banker, financial adviser or similar intermediary on behalf of the Buyer or Sub in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, investment banking or financial adviser fees, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Buyer or Sub, or any action taken by either of them.


                                     ARTICLE V

                                CONDUCT OF BUSINESS

                  5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company will (except to the extent that the Buyer shall otherwise consent in writing), carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay or perform its obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as expressly contemplated by this Agreement, the Company will not, without the prior written consent of the Buyer:

                        (a) Grant any additional Options, accelerate, amend or change the period of vesting or exercisability of any Options or the vesting schedule with respect to any Option Shares or Restricted Shares or authorize cash payments in cancellation of any Options, or amend or waive any term or provision of any Option Agreement, Stock Issuance Agreement, Optionholder Lock-Up Agreement or Key Employee Agreement;

                        (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to any Company Intellectual Property;

                        (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or redeem or otherwise acquire, directly or indirectly, any shares of its capital stock;

                        (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of any shares of its capital stock or securities directly or indirectly convertible into, or exercisable or exchangeable for, shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or securities, other than the issuance of shares of Common Stock issuable upon the exercise of Options outstanding on the date hereof, the Warrant or upon conversion of shares of Preferred Stock;

                        (e) Merge or consolidate with another Person, or acquire or purchase an equity or similar interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business consistent with past practices or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business consistent with past practices;

                        (f) Sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practices;

                        (g) (i) Incur, assume or prepay any indebtedness or any other liabilities other than in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; (iii) make any loans, advances (other than travel advances consistent with current Company policy) or capital contributions to, or investments in, any other person; (iv) authorize or make capital expenditures in excess of the amounts currently budgeted therefor as set forth in Section 5.1 of the Disclosure Schedule; or (v) permit any insurance policy naming the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business consistent with past practices;

                        (h) (i) Increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for normal increases in salaried compensation in the ordinary course of business consistent with past practices; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any director, officer or employee; (iii) enter into any collective bargaining agreement; (iv) establish, adopt, enter into or amend any Company Employee Plan, except as required by law;

                        (i) Take any action with respect to, or make any material change in its accounting or tax policies or procedures in effect on the date of the Company Balance Sheet, except as may be required by changes in generally accepted accounting principles upon the advice of its independent accountants;

                        (j) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than revaluations in the ordinary course of business consistent with past practices not exceeding $50,000 in the aggregate;

                        (k) Amend or propose to amend the Certificate of Incorporation or Bylaws;

                        (l) Amend, take or fail to take any action that would constitute a violation of or default under, or waive and right under, any Material Contract, or waive or release any other material claim or right; or

                        (m) Make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or file any amended Tax Return or claim for refund.

                        (n) Enter into any contract, agreement, commitment, arrangement or understanding with respect to any of the actions described in Sections (a) through (m) above, or take (or fail to take) any action which would be reasonably likely to make any of the representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date of this Agreement or the Closing Date.

                  5.2 Audited 1999 Financial Statements. As soon as practicable and in any event within five business days prior to the Closing, the Company will deliver to the Buyer the Company's audited balance sheet as of December 31, 1999 (the "Audited Balance Sheet") and the related statement of operations, changes in stockholders' equity and cash flows and notes to financial statements for the year then ended, along with the audit report of the Company's independent auditors, PricewaterhouseCoopers LLP, on such balance sheets and statements.

                  5.3 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of the Company and the Buyer shall confer on a regular and frequent basis to report on material operational matters and the general status of ongoing operations.

                                    ARTICLE VI

                               ADDITIONAL AGREEMENTS

                  6.1 No Solicitation.

                        (a) During the period from the date of this Agreement until the earlier of (i) the termination of this Agreement in accordance with its terms and (ii) the Effective Time, the Company will not, directly or indirectly, through any officer, director, employee, stockholder, representative or agent of the Company (and the Company shall cause such officers, directors, employees, stockholders, representatives and agents not to, directly or indirectly), (i) solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or similar transactions involving the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any information concerning the Company to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal.

                        (b) The Company shall notify the Buyer immediately (and no later than 24 hours) after receipt by the Company (or its advisors) of any Acquisition Proposal or any request for information concerning the Company in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to the Buyer shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep the Buyer informed of all material developments and the status of any Acquisition Proposal, or any request for information in connection with any Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that is considering making, or has made, an Acquisition Proposal. The Company shall provide the Buyer with copies of all documents received from or delivered or sent to any person or entity that is considering making or has made, an Acquisition Proposal.

                  6.2 Approval of Stockholders; Consent Solicitation/Information Statement; Blue Sky.

                        (a) The Company shall, subject to and in accordance with the Certificate of Incorporation, Bylaws and the DGCL, as promptly as practicable following the date of this Agreement, (i) solicit from the holders of outstanding shares of Preferred Stock, the Preferred Stock Conversion Consent, (ii) submit this Agreement to the holders of outstanding shares of Company Stock as of the Record Date for adoption by written consent in lieu of a meeting pursuant to Section 228 of the DGCL and (iii) use all reasonable efforts to obtain, and promptly notify the Buyer upon obtaining, the Preferred Stock Conversion Consent and the Merger Stockholder Approval Action.

                        (b) As promptly as practical after the execution of this Agreement, the Company and the Buyer shall prepare, and the Company shall mail or otherwise provide to the holders of Company Stock, the Consent Solicitation/Information Statement. The Consent Solicitation/Information Statement shall include the recommendation of the Board of Directors of the Company in favor of adoption of this Agreement by the Company's stockholders. The respective forms of written consent and Investment Representation Agreement to be executed by the Company's stockholders shall be enclosed with the Consent Solicitation/Information Statement. The Company shall furnish the Buyer with all information concerning the Company and the holders of Company Stock and shall take such other action as the Buyer may reasonably request in connection with the Consent Solicitation/Information Statement and the issuance of the shares of the Buyer Common Stock pursuant to the Merger to assure that such issuance is exempt from registration under the Securities Act. In addition, the Company agrees that the Consent Solicitation/Information Statement, the form of written consent and all other materials to be provided to the Company's stockholders in connection with obtaining the Merger Stockholder Approval Action and the Preferred Stock Conversion Consent shall be subject to prior review of and approval by the Buyer and its counsel, such approval not to be unreasonably withheld. If at any time prior to the Effective Time any event or circumstance relating to the Company, the Buyer, Sub or any of their respective affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Consent Solicitation/Information Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

                        (c) The Buyer shall use all reasonable efforts to take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of Buyer Common Stock in the Merger.

                  6.3 Access to Information. Upon reasonable notice, during normal business hours during the period prior to the Effective Time, each party shall (a) afford to the officers, directors, employees, accountants, counsel and other representatives of the other party, reasonable access to all its properties, plants, personnel, books, contracts, commitments and records (other than privileged documents) and (b) all other information concerning its business, properties and personnel as the other party may reasonably request during such period. During such period, each party will hold any such information which is non-public in confidence in accordance with the Mutual Non-Disclosure Agreement, dated December 2, 1999 (the "Confidentiality Agreement"), between the Buyer and the Company. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

                  6.4 Supplements to Disclosure Schedule. From time to time prior to the Closing, the Company shall give prompt notice to the Buyer and thereafter promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made pursuant to this Section 6.4 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Buyer specifically agrees thereto in writing.

                  6.5 Legal Conditions to Merger. Each of the Buyer and, the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Each of the Buyer and the Company will take (or cause to be taken) all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by the Buyer or the Company in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                  6.6 Listing Application. The Buyer will prepare and submit to the Nasdaq National Market an additional listing application covering the Merger Shares and will use all reasonable efforts to obtain approval for listing such shares upon official notice of issuance.

                  6.7 Company Stock Plan.

                        (a) At the Effective Time, the Company Stock Plan and each outstanding Option, whether vested or unvested, will be assumed by the Buyer and become and represent an option to acquire, on the same terms and conditions (including vesting provisions, except to the extent modified or waived pursuant to a Key Employee Agreement) as were applicable to such Option prior to the Effective Time, a number of shares of Buyer Common Stock (rounded down to the nearest whole number) determined by multiplying (i) the number of shares of Common Stock subject to such Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the exercise price per share of Common Stock subject to such Option immediately prior to the Effective Time, divided by the Exchange Ratio. It is the intention of the parties hereto that each Option so assumed by the Buyer will, to extent permitted by applicable laws, qualify as an "incentive stock option" within the meaning of Section 422 of the Code to the extent such Option qualified as such immediately prior to the Effective Time. Within 20 days after the Effective Time, the Buyer will deliver to each Person who, immediately prior to the Effective Time, was a holder of an outstanding Option, an instrument evidencing the assumption of such Option by the Buyer as provided in this Section 6.7. The Buyer will use reasonable efforts to cause the issuance of shares of Buyer Common Stock issuable upon exercise of any Options to have been registered at, or as promptly as reasonably practicable (and in any event not later than 60 days) following, the Effective Time, pursuant to an effective registration statement on Form S-8 under the Securities Act.

                        (b) At the Effective Time the Company will assign to the Buyer any Company Repurchase Rights to the extent necessary to vest and continue in the Buyer such Company Repurchase Rights with respect to any Purchased Shares or Restricted Shares which are converted in the Merger into shares of Buyer Common Stock. Accordingly, the vesting provisions and Company Repurchase Rights with respect to Purchased Shares and Restricted Shares shall not be affected by the Merger, and such vesting provisions and Company Repurchase Rights shall apply with respect to the shares of Buyer Common Stock into which such Purchased Shares and Restricted Shares are converted at the Effective Time, except to the extent such provisions or rights have been modified or waived pursuant to a Key Employee Agreement.

                  6.8 Consents. Each of the Buyer and the Company shall use reasonable efforts to obtain all necessary consents, waivers and approvals under any of the Buyer's or the Company's material agreements, contracts, licenses, leases or commitments in connection with the Merger.

                  6.9 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable and available to a party to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of Sub or the Company, each party to this Agreement shall take or cause to be taken all such action.

                  6.10 Voting Agreement. Concurrently with the execution and delivery of this Agreement, each stockholder of the Company named on the signature pages of the Voting Agreement is entering into such Agreement.

                  6.11 Financial Statement Preparation and Review. The Company will use all reasonable efforts to cause its respective management and independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements to be prepared by the Buyer, if required) to comply or enable the Buyer to comply with applicable SEC regulations (including without limitation Regulation D under the Securities
Act) both before and after the Effective Time, (ii) the review of any audit or review work papers including the examination of selected audited financial statements and data, and (iii) the delivery of such representations from each party's independent accountants as may be reasonably requested by the other party or its accountants.

                  6.12 Company Director and Officer Indemnification; Insurance.

                        (a) After the Effective Time, The Buyer will, and will cause the Surviving Corporation to indemnify and hold harmless the present and former officers, directors, employees and agents of the Company in respect to acts or omissions occurring on or prior to the Effective Time to the extent provided under the Company's Certificate of Incorporation and Bylaws in each case as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law and shall not be available with respect to an action initiated by an indemnification party (other than an action to enforce this provision); and provided further that indemnification by the Buyer pursuant to this Section 6.12 shall be provided only to the extent any directors' and officers' liability insurance policy of the Company does not provide coverage and actual payment.

                        (b) The Surviving Corporation shall, and the Buyer shall cause the Surviving Corporation to, maintain in effect for not less than three years after the Effective Time the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof with respect to matters occurring prior to or at the Effective Time; provided, however, that
(i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the insured persons with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing such insurance coverage as of the date hereof for directors and officers of the Company, and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of four times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                        (c) The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party referred to above in this Section 6.12.

                  6.13 Tax-Free Reorganization. From and after the date of this Agreement, each Party shall use reasonable efforts to cause the Merger to qualify, and shall not knowingly take actions or cause actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a tax-free reorganization under Section 368(a) of the Code.

                  6.14 Employee Matters.

                        (a) Employees of the Company whose employment with the Company is continued by the Buyer, or who are retained as employees of the Buyer, after the Effective Time, will receive salary and benefits consistent with the Buyer's practices and policies in effect from time to time.

                        (b) The Company covenants and agrees that prior to the Closing it will obtain from each Key Employee a signed addendum or supplement acknowledging and agreeing that from and after the Effective Time the term "Company" in the existing Employee Proprietary Information and Inventions

Agreement of such Key Employee includes The Buyer and any of its Affiliates (each a "Key Employee Addendum").

                  6.15 Ancillary Agreements. Concurrently with the Closing, the Buyer and the Stockholder Representative will execute and deliver the Escrow Agreement and the Buyer will execute and deliver the Registration Rights Agreement substantially in the form of Exhibit E hereto (the "Registration Rights Agreement").


                                    ARTICLE VII

                               CONDITIONS TO MERGER

                  7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                        (a) Company Stockholder Approvals; Preferred Stock Conversion. This Agreement shall have been adopted by the requisite Merger Stockholder Approval Action, the Preferred Stock Conversion Consent shall have been obtained by the Company and the Preferred Stock Conversion shall have occurred in accordance with the terms of the Certificate of Incorporation.

                        (b) Approvals. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required to consummate the Merger shall have been filed, occurred or been obtained.

                        (c) No Injunctions or Restraints; Illegality. No order, ruling or injunction issued by any court of competent jurisdiction or other Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have been issued and then be in effect (provided, that the Buyer and the Company shall use their reasonable efforts to have any such order, ruling or injunction vacated or lifted); nor shall there be any statute, rule or regulation enacted, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                        (d) Escrow Agreement. The Buyer, the Stockholder Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

                  7.2 Additional Conditions to Obligations of the Buyer and Sub. The obligations of the Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by the Buyer and Sub:

                        (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of the Company set forth in this Agreement (measured as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date), without taking into account any qualifications as to materiality or Material Adverse Effect contained in such representations and warranties (except with respect to the representations and warranties in Sections 3.5, 3.8(a), 3.26 and 3.29), does not, and is not reasonably likely to, have a Material Adverse Effect and (ii) the representations and warranties of the Company contained in Sections 3.1, 3.2 and 3.3(a), (b) and (c)(i) shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and the Buyer shall have received a certificate, signed on behalf of the Company by the President and Chief Financial Officer of the Company, to such effect.

                        (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and the Buyer shall have received a certificate, signed on behalf of the Company by the President and Chief Financial Officer of the Company, to such effect.

                        (c) No Litigation. There shall not be pending or threatened in writing any suit, action or proceeding by any Governmental Entity or other Person (i) seeking to prevent the consummation of the Merger or seeking significant damages in connection therewith or (ii) which otherwise is reasonably likely to have a Buyer Material Adverse Effect.

                        (d) Blue Sky Laws. The Buyer shall have received all state securities or "blue sky" permits and other authorizations necessary to issue shares of Buyer Common Stock pursuant to the Merger.

                        (e) Stockholder Composition. As of the Record Date there shall not have been, and immediately prior to the Effective Time there shall not be, more than 35 holders of Company Stock who or which are not Accredited Investors. For purposes of this Section 7.2(e), the number of holders of Company Stock shall be calculated in the same manner as the number of "purchasers" is calculated pursuant to Rule 501(e) under the Securities Act (for this purpose excluding clause (iv) of subparagraph (1) of such Rule).

                        (f) Opinion. The Company shall have delivered to the Buyer the opinion of Brobeck, Phleger & Harrison LLP, dated the Closing Date, covering the matters set forth on Exhibit F hereto.

                        (g) Resignations. All officers and directors of the Company who the Company has requested resign, shall have resigned.

                        (h) Third Party Consents. All notices to, and consents, approvals or waivers of, Persons who or which are not Governmental Entities under the agreements, instruments or documents listed in Section 3.3(c) of the Disclosure Schedule shall have been given or obtained in a form and manner reasonably acceptable to the Buyer.

                        (i) Key Employees. (A) The Key Employee Agreement with each of the Key Employees shall be in full force and effect, no Key Employee shall have disavowed such agreement or otherwise indicated to the Company or the Buyer that such Key Employee does not intend to continue or accept employment with the Company or the Buyer after the Effective Time on the terms set forth in the Key Employee Agreement with such Key Employee and (B) each Key Employee shall have executed and delivered a Key Employee Addendum which shall be in full force and effect.

                        (j) Other Required Employees. At least 30 of the 36 Company employees previously identified by the Buyer to the Company in a letter dated the date hereof referencing this Section of this Agreement (the "Other Required Employees") who the Buyer has offered continued employment with the Company after the Effective Time pursuant to an offer letter prepared by the Buyer, shall have accepted such offer of employment by executing and delivering such offer letter to the Buyer, and shall not have disavowed such letter or otherwise indicated that they do not intend to continue employment with the Company after the Effective Time pursuant to the terms of such offer letter.

                        (k) Customers. After the date hereof, not more than one of the Company's customers which has paid the Company more than $1 million shall have terminated, or notified the Company in writing of its intention to terminate, its relationship with the Company.

                  7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                        (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of the Buyer set forth in this Agreement (measured as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date), without taking into account any qualifications as to materiality or Buyer Material Adverse Effect contained in such representations and warranties (except with respect to the representations and warranties in Sections 4.4 and 4.5), does not, and is not reasonably likely to, have a Buyer Material Adverse Effect and (ii) the representations and warranties of the Company contained in Sections 4.1, 4.2 and 4.3(a) and (b)(i) shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and the Company shall have received a certificate, signed on behalf of the Buyer by the Chief Financial Officer of the Buyer, to such effect.

                        (b) Performance of Obligations of the Buyer and Sub. The Buyer and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate, signed on behalf of the Buyer by the Chief Financial Officer of the Buyer, to such effect.

                        (c) Registration Rights Agreement. The Buyer shall have executed and delivered the Registration Rights Agreement.

                        (d) Listing. The Merger Shares shall have been approved for listing on the Nasdaq National Market upon official notice of issuance.

                        (e) Opinion of Buyer Counsel. The Buyer shall have delivered to the Company the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, or other counsel for the Buyer reasonably acceptable to the Company, dated the Closing Date covering the matters set forth on Exhibit G hereto.


                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

                  8.1 Survival of Company Obligations.

                        (a) Subject to Section 8.3(a), the representations, warranties, covenants and agreements of the Company in this Agreement shall survive the Effective Time for a period of one year and shall terminate and be of no further force or effect as of 5:00 p.m., Texas time, on the first anniversary of the Effective Time.

                        (b) No investigation by, or furnishing of information to, the Buyer shall affect the right of the Buyer to rely on the representations, warranties, covenants and agreements of the Company set forth herein.

                  8.2 Company Stockholder Obligation to Indemnify.

                        (a) After the Effective Time, subject to Sections 8.1 and 8.3, the Company Stockholders shall indemnify and hold harmless the Buyer and the Surviving Corporation and their respective directors, officers, employees, agents, affiliates and assigns (collectively, the "Buyer Indemnified Persons") from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial, administrative or, subject to Section 11.12, arbitral body, and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing, net of any actual recoveries under existing insurance policies, amounts actually received pursuant to indemnification from third parties or in the case of third party claims, any amount actually recovered by the party or parties seeking indemnification or their Affiliates pursuant to counterclaims made by any of them directly relating to facts giving rise to such third-party claims (collectively, "Losses"), suffered or incurred by any Buyer Indemnified Person based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty (for purposes of this Section 8.2, disregarding, in determining the existence of a misrepresentation or breach of warranty, any requirement in a representation or warranty that an event or fact be material or have, or be reasonably likely to have, a Material Adverse Effect (except with respect to the representations and warranties contained in Sections 3.5, 3.8(a), 3.26 and 3.29), in order for such event or fact to constitute a misrepresentation or breach of warranty), or any breach of any covenant or agreement, of the Company in this Agreement.

                        (b) No indemnification shall be payable pursuant to
Section 8.2(a) with respect to any inaccuracy or breach of any representation or warranty or breach of any covenant or agreement after termination thereof in accordance with Section 8.1, except with respect to claims made prior to such termination pursuant to Section 8.7 but not then resolved (such representation, warranty, covenant or agreement surviving with respect to such claim until resolution of such claim).

                        (c) The terms and conditions of this Article VIII constitute essential terms and conditions of this Agreement and the Merger, and adoption of this Agreement by the Company Stockholders shall constitute the express agreement of each Company Stockholder with respect to (i) the obligations of the Company Stockholders pursuant to this Article VIII and (ii) the appointment of John Dirvin to act as the representative of the Company Stockholders (the "Stockholder Representative") pursuant to the terms and conditions of this Agreement and the Escrow Agreement. Without limitation of the foregoing, as an essential term of this Agreement and the Merger, the Company Stockholders acknowledge that their indemnification obligations are solely in their capacity as former stockholders of the Company, and, accordingly, an obligation to indemnify any Buyer Indemnified Person pursuant to this Section
8.2 shall not itself cause any current or former officer, director, employee or agent of the Company to be entitled to any indemnification from the Company pursuant to the Company's Certificate of Incorporation, By-laws or any agreement with the Company.

                  8.3 Limitations on Company Stockholder Indemnification.

                        (a) The limitations of Sections 8.1(a), 8.2(b), 8.3(b), 8.3(c), 8.3(d) and 8.3(e) shall not apply in the case of a fraudulent or intentional misrepresentation by the Company.

                        (b) The Company Stockholders shall have no indemnification obligation pursuant to Section 8.2 unless and until the aggregate amount of Losses incurred or suffered by the Buyer Indemnified Persons exceeds $1,000,000, after which, subject to Sections 8.3(c) and 8.3(d), the obligation of the Company Stockholders shall be to indemnify the Buyer Indemnified Persons for the entire amount of such Losses (including such initial $1,000,000).

                        (c) The indemnification obligations of the Company Stockholders pursuant to Section 8.2 shall be several, and not joint, in proportion to their respective Ownership Percentage Interests as set forth on the Closing Stockholder Schedule referred to in Section 2.1(a).

                        (d) The Escrow Shares shall be the sole and exclusive recourse of the Buyer Indemnified Persons to satisfy the indemnification obligations of the Company Stockholders pursuant to Section 8.2(a), and the Company Stockholders shall have no further obligation to indemnify Buyer Indemnified Persons pursuant to Section 8.2(a) after all the Escrow Shares have been redelivered to the Buyer pursuant to the Escrow Agreement. For purposes of satisfying the indemnification obligations of the Company stockholders, the Escrow Shares shall be valued at $42.45 per share, subject to appropriate adjustment for splits, combinations and the like affecting Buyer Common Stock.

                        (e) After the Effective Time, subject to Section 8.3(a), this Article VIII shall set forth the sole and exclusive remedy and recourse of the Buyer Indemnified Persons with respect to any representation, warranty, covenant or agreement of the Company contained herein.

                  8.4 Survival of Buyer Obligations.

                        (a) Subject to Section 8.6(a), the representations, warranties, covenants and agreements of the Buyer in this Agreement shall survive the Effective Time for a period of one year and shall terminate and be of no further force or effect as of 5:00 p.m., Texas time, on the first anniversary of the Effective Time.

                        (b) The covenants and agreements of the Buyer in this Agreement shall survive the Effective Time and shall be fully effective and enforceable for the periods therein indicated or where not indicated, forever.

                        (c) No investigation by, or furnishing of information to, the Company shall affect the right of the Company to rely on the representations, warranties, covenants and agreements of the Buyer set forth herein.

                  8.5 Buyer Obligation to Indemnify.

                        (a) After the Effective Time, subject to Sections 8.4 and 8.6, the Buyer shall indemnify and hold harmless the Company Stockholders from and against all Losses suffered or incurred by any Company Stockholder based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty (for purposes of this Section 8.5, disregarding, in determining the existence of a misrepresentation or breach of warranty, any requirement in a representation or warranty that an event or fact be material or have, or be reasonably likely to have, a Material Adverse Effect (except with respect to the representations and warranties contained in Sections 4.4 and 4.5), in order for such event or fact to constitute a misrepresentation or breach of warranty), or any breach of any covenant or agreement, of the Buyer in this Agreement.

                        (b) No indemnification shall be payable pursuant to
Section 8.5(a) with respect to any inaccuracy or breach of any representation or warranty or breach of any covenant or agreement after termination thereof in accordance with Section 8.4, except with respect to claims made prior to such termination pursuant to Section 8.7 but not then resolved (such representation, warranty, covenant or agreement surviving with respect to such claim until resolution of such claim).

                  8.6 Limitations on Buyer Indemnification.

                        (a) The limitations of Sections 8.4(a), 8.5(b), 8.6(b), 8.6(c) and 8.6(d) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by the Buyer or in the case of a breach of the representation set forth in Section 4.2(b).

                        (b) The Buyer shall have no obligation to indemnify any Company Stockholder pursuant to Section 8.5 until the aggregate amount of the Losses incurred or suffered by the Company Stockholders exceed $1,000,000, after which, subject to Section 8.6(c), the obligation of the Buyer shall be to indemnify the Company Stockholders for the entire amount of such Losses (including such initial $1,000,000).

                        (c) The Buyer shall have no further obligation to indemnify any Company Stockholder pursuant to Section 8.5(a) after an amount equal to the product of (i) the initial number of Escrow Shares deposited in escrow on the Closing Date pursuant to Section 2.3(b), multiplied by (ii) $42.45 has been paid to the Company Stockholders.

                        (d) After the Effective Time, subject to Section 8.6(a), this Article VIII shall set forth the sole and exclusive remedy and recourse of the Company Stockholders with respect to any representation, warranty, covenant or agreement of the Buyer contained herein.

                  8.7 Procedures Relating to Indemnification. (a) An indemnified person or entity under Sections 8.2 or 8.5 (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party") of any Loss in respect of which such Indemnified Party is seeking indemnification under Sections 8.2 or 8.5, specifying in reasonable detail the nature of such Loss, the section or sections of this Agreement to which the Loss relates, and the amount of such Loss (or if not then determinable, its best estimate of the amount of such Loss), except that any delay or failure so to notify the Indemnifying Party shall only relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure. Any such notice to be given by or to any Indemnified Party under Section 8.5 shall be given by or to the Stockholder Representative (as defined in Section 8.8).

                        (b) If a Loss is suffered or incurred for or on account of or arises from or in connection with any demand, claim, suit, action, cause of action, investigation or inquiry by a person not party to this Agreement (a "Third Party Claim"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in such Third Party Claim and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim which would have an adverse effect on the Indemnified Party, except that the Indemnifying Party may, without the Indemnified Party's prior written consent, compromise or settle any such Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim. If the Indemnifying Party fails to assume the defense of any Third Party Claim within 30 business days after notice thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof. No Indemnified Party shall, without the Indemnifying Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim unless such Indemnified Party has undertaken the defense, compromise or settlement in accordance with this Section 8.7(b) and the consent compromise or settlement of such Third Party Claim requires solely money damages to be paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnifying Party from all liability in respect of such Third Party Claim. If an Indemnifying Party refuses to pay, in whole or in part, any Loss suffered or incurred for or on account of or arising from or in connection with any Third Party Claim with respect to which an Indemnified Party has undertaken the defense, compromise or settlement in accordance with this Section 8.7(b) within 30 business days of receipt of notice from such Indemnified Party of such Loss, the matter shall be resolved in accordance with Section 11.12.

                        (c) With respect to any Loss (other than any Loss suffered or incurred for or on account of or arising from or in connection with any Third Party Claim), the Indemnifying Party shall have 30 business days from receipt of notice from the Indemnified Party of such Loss within which to respond thereto. If the Indemnifying Party does not respond within such 30 business day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Loss. If the Indemnifying Party notifies the Indemnified Party within such 30 business day period that it rejects such Loss, in whole or in part, the matter shall be resolved in accordance with Section 11.12.

                  8.8 Stockholder Representative.

                        (a) In order to administer the transactions contemplated by this Agreement and the Escrow Agreement, including the indemnification obligations of the Company Stockholders under this Article VIII, the Company Stockholders hereby designate and appoint John Dirvin as their sole and exclusive representative for purposes of the Merger Agreement and the Escrow Agreement and as attorneys-in-fact and agent for and on behalf of each Stockholder (in such capacity, the "Stockholder Representative"), and John Dirvin accepts such appointment as Stockholder Representative.

                        (b) The Company Stockholders hereby authorize the Stockholder Representative to represent the Company Stockholders, and their successors, with respect to all matters arising under this Agreement and the Escrow Agreement, including without limitation, (i) to take all action necessary in connection with the indemnification obligations of the Stockholders under this Article VIII, including the defense or settlement of any claims and the making of payments with respect thereto, (ii) to give and receive all notices required to be given by or to any Company Stockholder under this Agreement and the Escrow Agreement, (iii) to execute the Escrow Agreement for and on behalf of the Company Stockholders, and

(iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the Stockholder Representative pursuant to this Agreement and the Escrow Agreement.

                        (c) In the event that John Dirvin or any substitute Stockholder Representative dies, becomes unable to perform his responsibilities as Stockholder Representative or resigns from such position, the Company Stockholders having an aggregate Ownership Percentage Interest, as set forth on the Closing Stockholder Schedule referred to in Section 2.1(a), greater than 50% shall select another representative to fill such vacancy and such substituted Stockholder Representative shall be deemed to be the Stockholder Representative for all purposes of this Agreement and the Escrow Agreement.

                        (d) All decisions and actions by the Stockholder Representative, including without limitation any agreement between the Stockholder Representative and the Buyer or the Escrow Agent relating to indemnification obligations of the Stockholders under this Article VIII, including the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all of the Company Stockholders, and no Company Stockholders shall have the right to object, dissent, protest or otherwise contest the same. The Stockholder Representative shall incur no liability to the Company Stockholders with respect to any action taken or suffered by the Stockholder Representative in reliance upon any notice, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Company Stockholders under this Article VIII, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from the Stockholder Representative's own willful misconduct or gross negligence. The Stockholder Representative may, in all questions arising under this Agreement or the Escrow Agreement rely on the advice of counsel, and shall not be liable to the Company Stockholders for anything done, omitted or suffered in good faith by the Stockholder Representative. The Company Stockholders shall severally indemnify the Stockholder Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

                        (e) The Buyer and the Escrow Agent shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative with respect to the indemnification obligations of the Company Stockholders under this Article VIII, including the defense or settlement of any claims or the making of payments with respect thereto, or as to any other actions required or permitted to be taken by the Stockholder Representative hereunder, and no party hereunder shall have any cause of action against the Buyer or the Escrow Agent to the extent the Buyer or the Escrow Agent has relied upon the instructions or decisions of the Stockholder Representative.

                        (f) The Company Stockholders acknowledge and agree that the Stockholder Representative may incur costs and expenses on behalf of the Company Stockholders in his capacity as Stockholder Representative ("Representative Expenses"). Each of the Stockholders agrees to pay the Stockholder Representative, promptly upon demand by the Stockholder Representative therefor, a percentage of any Representative Expenses equal to such Company Stockholder's Ownership Percentage Interest as set forth on the Closing Stockholder Schedule referred to in Section 2.1(a), provided that no Company Stockholder shall be required to pay, in the aggregate, Representative Expenses in an amount in excess of the value of such Company Stockholder's Ownership Percentage Interest in the Escrow Shares initially deposited in escrow pursuant to Section 2.3(b) (valuing the Escrow Shares for this purpose at $42.45 per share, subject to splits, combinations and the like affecting Buyer Common Stock).


                                   ARTICLE IX

                         TERMINATION; FEES AND EXPENSES

                  9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, (with respect to Sections 9.1(b) through 9.1(e), by written notice by the terminating party to the other party) whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                        (a) by mutual written consent of the Buyer and the Company;

                        (b) by the Buyer or the Company if the Merger shall not have been consummated by February 28, 2000, provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                        (c) by the Buyer or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, ruling or injunction or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 9.1(c) shall have complied with its obligations under Section 6.6 and used reasonable efforts to have any such order, ruling, injunction or other action vacated or lifted);

                        (d) by the Buyer, if (i) any Company Stockholder party to the Voting Agreement breaches the Voting Agreement, (without limitation of other actions or failures to act by any Company Stockholder that may constitute a breach of the Voting Agreement, such Company Stockholder will be deemed to have breached the Voting Agreement if such Company Stockholder has not, within five business days of receiving the Consent Solicitation/Information Statement, including the form of Written Consent, executed and delivered to the Company such Written Consent with respect to all of such Company Stockholder's Company Stock); or (ii) the Company or any director, officer, employee or stockholder of the Company takes any action prohibited by or otherwise breaches Section 6.1; or

                        (e) by the Buyer or the Company, if there has been a breach on the part of the other party of any representation, warranty, covenant or agreement set forth in this Agreement which is incurable, or which shall not have been cured prior to February 25, 2000 (and which breach would result in the condition to Closing in Section 7.2(a) or (b) or 7.3(a) or (b), as the case may be, not being satisfied as of the Closing).

                  9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation hereunder on the part of the Buyer, Sub, the Company or their respective officers, directors, stockholders or affiliates, except (a) this Section 9.2 and Section 9.3 shall remain in full force and effect and survive any termination of this Agreement and (b) such termination shall not relieve a Party from liability for breach of this Agreement (which may include, as part of such liability, fees and expenses incurred by the other Party in connection with this Agreement) prior to such termination (in the case of the Company, in addition to any fee which may be or become payable pursuant to Section 9.3).

                  9.3 Fees and Expenses.

                        (a) Except as set forth in Article VIII, Section 9.2(b) and this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including attorneys' and accountants' fees) shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                        (b) If (i) the Buyer shall have terminated this Agreement pursuant to Section 9.1(d) or 9.1(e), and within six months after any such termination, the Company shall have, directly or indirectly, entered into a definitive agreement for, or shall have consummated, an Acquisition Transaction, then, in any such case, the Company shall immediately pay the Buyer a termination fee of $7,500,000.

                        (c) As used in this Agreement, "Acquisition Transaction" means either (i) a transaction or a merger or other business combination involving the Company pursuant to which any person (or group of persons) other than the Buyer or its Affiliates (a "Third Party"), acquires 50% or more of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (ii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of any subsidiaries of the Company) of the Company having a fair market value (as determined by the Board of Directors of the Buyer, in good faith) equal to 50% or more of the fair market value of all the assets of the Company, and its Subsidiaries, taken as a whole, immediately prior to such transaction or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


                                     ARTICLE X

                          DEFINITIONS AND INTERPRETATION

                  10.1 Certain Definitions. For purposes of this Agreement, except as otherwise provided or unless the context clearly requires otherwise:

                  "Accredited Investor" shall mean an Accredited Investor as defined in Rule 501(a) of the Rules and Regulations under the Securities Act of 1933, as amended.

                  "Affiliate" of specified Person shall mean any Person who would be an affiliate of the specified Person pursuant to Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                  "Buyer Material Adverse Effect" shall mean a material adverse effect on (i) the assets (including tangible assets), properties, liabilities, business, financial condition or results of operations of the Buyer and its Subsidiaries taken as a whole, excluding, for purposes of determining whether there has been or is reasonably likely to be such an adverse effect, any effect to the extent (A) attributable to conditions affecting the United States economy generally or the economy of any nation or region in which the Buyer conducts a material amount of business (unless such conditions adversely affect the Buyer in a materially disproportionate matter), (B) attributable to conditions affecting any industry in which the Buyer competes (unless such conditions adversely affect the Buyer in a materially disproportionate manner) or (C) principally attributable to the direct effect of the public announcement of this Agreement on the Buyer's relationship with its current customers (provided that with respect to this clause (C), the Buyer shall bear the burden of proof in any proceeding with regard to establishing that such an effect is so principally attributable) or (ii) the ability of the Buyer or Sub to timely perform its obligations under this Agreement and consummate the Merger, excluding, for purposes of determining whether there has been or is reasonably likely to be such effect, any effect to the extent attributable to any breach by the Company of any covenant or obligation set forth in this Agreement.

                  "Confidentiality Agreement" shall mean the Mutual Non-Disclosure Agreement dated December 2, 1999 between the Company and The Buyer.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Governmental Entity" shall mean a legislative body, court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets (including tangible assets), financial condition, prospects or results of operations of the Company, excluding, for purposes of determining whether there has been or is reasonably likely to be such an adverse effect, any effect to the extent (A) attributable to conditions affecting the United States economy generally or the economy of any nation or region in which the Company conducts a material amount of business (unless such conditions adversely affect the Company in a materially disproportionate matter), (B) attributable to conditions affecting any industry in which the Company competes (unless such conditions adversely affect the Company in a materially disproportionate manner) or (C) principally attributable to the direct effect of the public announcement of this Agreement on the Company's relationship with its current customers (provided that with respect to this clause (C),




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

the Company shall bear the burden of proof in any proceeding with regard to establishing that such an effect is so principally attributable) or (ii) the ability of the Company to timely perform its obligations under this Agreement and consummate the Merger, excluding, for purposes of determining whether there has been or is reasonably likely to be such effect, any effect to the extent attributable to any breach by the Buyer of any covenant or obligation set forth in this Agreement.

                  "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, organization, Governmental Entity or other entity.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Stock Issuance Agreement" shall mean a Stock Issuance Agreement evidencing an issuance of Common Stock under the Stock Issuance Program provided for in Article Three of the Company Stock Plan.

                  "Subsidiary" with respect to any party shall mean any corporation, limited liability company, partnership, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

                  10.2 Interpretation.

                        (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

                        (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                        (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                       (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                        (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                        (f) A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                        (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.


                                    ARTICLE XI

                                   MISCELLANEOUS

                  11.1 Press Releases and Announcements. It is expected that after the execution hereof, the Buyer and the Company will make joint announcements regarding this Agreement. No Party shall (and each Party will assure that its officers, directors, employees, Affiliates and agents do not) issue any press release or announcement or make any disclosure to any other Person (other than its counsel, financial advisors and accountants and, in the case of the Company, its stockholders in connection with seeking the Merger Stockholder Approval Action and obtaining the Preferred Stock Conversion Consent relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Company; provided, however, that a Party may, without any requirement of approval or consent by any other Party, make any public disclosure it believes in good faith is required by applicable law, regulation, legal process or, in the case of the Buyer, the requirements of any stock market on which the Buyer's Common Stock is listed or quoted (in which case the Party making the disclosure shall advise the other Party of such disclosure and provide it with a copy of such disclosure).

                  11.2 [Intentionally Omitted]

                  11.3 Entire Agreement. This Agreement (including the Schedules, Exhibits and other documents referred to herein), together with the Escrow Agreement and the Confidentiality Agreement, constitute the entire agreement among the Parties and supersedes all other prior understandings, agreements or representations by or among the Parties, both written or oral, that may have related in any way to the subject matter hereof.

                  11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Sub may assign its rights, interests and obligations hereunder to another Affiliate.

                  11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                  11.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, to the party at the following addresses (or such other addresses for a party as shall be specified by like notice):

                  (a) If to The Buyer or Sub, to:

                      Net Perceptions, Inc.
                      9855 West 78th Street
                      Suite 350
                      Eden Prairie, Minnesota  55344
                      Attention:  Chief Financial Officer
                      Fax No.:  612-918-0999

                      With a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      One Beacon Street
                      Boston, Massachusetts  02108
                      Attention:  Kent A. Coit
                      Fax No.:  (617) 573-4822

                  (b) If to the Company, to:

                      Knowledge Discovery One, Inc.
                      3636 Executive Center Drive
                      Suite 201
                      Austin, Texas  78731
                      Attention:  Elaine Wetmore
                                      President
                      Fax No.:  (512) 349-5606

                      With a copy to:

                      Brobeck, Phleger & Harrison LLP
                      301 Congress Avenue
                      Suite 1200
                      Austin, Texas  78701
                      Attention:  Carmello Gordian, Esq.
                      Fax No.:  (512) 477-5813

                  11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

                  11.8 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the approval of the Agreement by holders of a majority of the Company's Common Stock shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or

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covenant hereunder or affect in any way rights arising by virtue of any prior or subsequent such occurrence.

                  11.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  11.10 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  11.11 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law (subject to Section 11.12) or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement prior to the Effective Time or, after the Effective Time, to enforce any arbitral award rendered pursuant to
Section 11.12, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

                  11.12 Arbitration. After the Effective Time, except with respect to an action seeking specific performance or another equitable remedy, any dispute relating to or arising out of this Agreement, or to a breach of this Agreement, arising among the parties or their successors, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceeding, including the rendering of an award, shall take place in Boston, Massachusetts and be administered by the AAA. The parties agree to act in good faith to mutually select an arbitrator. If within forty-five (45) days after submission of any dispute to arbitration, the parties cannot mutually agree on one arbitrator, the parties shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, who shall be the sole arbitrator to hear the



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dispute. The decision of the arbitrator shall be binding on the parties hereto or their successors and any judgment rendered by such arbitrator may be enforced by any court of competent jurisdiction. Each Party shall bear its own expenses in connection with such arbitration unless (a) otherwise ordered by the arbitrator or (b) the arbitration relates to a claim for indemnification under Sections 8.2 or 8.5 and (i) the arbitrator decides that the Indemnified Party seeking indemnification is entitled to less than one-half of the amount of the Loss sought at the time the matter was submitted to arbitration, in which case, the Indemnified Party shall pay its own expenses, the fee of each arbitrator, the administrative fee of the AAA, and the reasonable attorney's fees and costs incurred by the other party in, and to prepare for, the arbitration or (ii) the arbitrator decides that the Indemnified Party seeking indemnification is entitled to one-half or more of the amount of the Loss sought at the time the matter was submitted to arbitration, in which case, the Indemnifying Party shall pay its own expenses, the fee of each arbitrator, the administrative fee of the AAA, and the reasonable attorney's fees and costs incurred by the other party in, and to prepare for, the arbitration, and, in the case of (ii), (A) if the Indemnified Party is a Buyer Indemnified Person, all such expenses, fees and costs shall be deemed Losses for purposes of Section 8.2 and (B) if the Indemnified Party is a Company Stockholder then all such expenses, fees and costs shall be deemed losses for purposes of Section 8.5.

                   [End of Agreement except for signature page]




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

                  IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                NET PERCEPTIONS, INC.


                                By:    /s/ Steven J. Snyder
                                   ---------------------------------------------
                                   Name:  Steven J. Snyder
                                   Title: President and Chief Executive Officer


                                KENTUCKY ACQUISITION CORPORATION


                                By:   /s/ Steven J. Snyder
                                   ---------------------------------------------
                                   Name:   Steven J. Snyder
                                   Title: President


                                KNOWLEDGE DISCOVERY ONE, INC.


                                By:   /s/ Elaine Wetmore
                                   ---------------------------------------------
                                   Name:   Elaine Wetmore
                                   Title:  President, Chief Operating Officer
                                           and Chief Financial Officer


                                STOCKHOLDER REPRESENTATIVE,
                                SOLELY FOR PURPOSES OF SECTION 6.15 AND
                                ARTICLE VIII:


                                       /s/ John Dirvin
                                ------------------------------------------------
                                John Dirvin, solely in his capacity
                                as Stockholder Representative


                 (Signature Page to Agreement and Plan of Merger)

                                     AMENDMENT

            This Amendment, dated as of February 3, 2000 (this "Amendment"), amends the Agreement and Plan of Merger, dated as of January 15, 2000 (the "Merger Agreement"), by and among Net Perceptions, Inc., Kentucky Acquisition Corporation and Knowledge Discovery One, Inc. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. All references herein to sections shall be understood to be references to sections of the Merger Agreement.

            WHEREAS, the parties hereto desire to correct an inconsistency between certain provisions of the Merger Agreement; and

            WHEREAS, Section 11.8 of the Merger Agreement provides that the Merger Agreement may be amended at any time prior to the Effective Time by a signed writing of the parties.

            NOW, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Amendment. Section 2.3(b) is hereby replaced in its entirety as follows:

            (b) At the Closing (after the Effective Time), the Buyer shall (i) deliver (or cause to be delivered) to each Company Stockholder a certificate representing a number of whole shares of Buyer Common Stock equal to the number of shares of Common Stock held by such Company Stockholder immediately prior to the Effective Time multiplied by the Exchange Ratio, less a number of whole shares of Buyer Common Stock equal to such Company Stockholder's Ownership Percentage Interest (as set forth on the Closing Stockholder Schedule) in the Escrow Shares and (ii) deposit (or cause to be deposited) in escrow on behalf of such Company Stockholder a number of shares of Buyer Common Stock equal to such Company Stockholder's Ownership Percentage Interest (as set forth on the Closing Stockholder Schedule) in the Escrow Shares, to be held and released in accordance with an escrow agreement among the Buyer, the Stockholder Representative (as defined in Section 8.8) and the Escrow Agent referred to therein (the "Escrow Agent") substantially in the form of Exhibit C hereto (the "Escrow Agreement"), which shares shall be included in and represented by the single certificate for the Escrow Shares which shall be delivered to the Escrow Agent in accordance with the Escrow Agreement.

               2. Parties in Interest. This Amendment shall be binding upon and inure solely to the benefit of each party hereto and its respective successors and assigns. Nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Amendment.

               3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

               4. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

             [The remainder of this page is intentionally left blank.]





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

               IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.



                             NET PERCEPTIONS, INC.


                             By: /s/ Steven J. Snyder
                                ----------------------------------------------
                             Name:   Steven J. Snyder
                             Title:  President and Chief Executive Officer


                             KENTUCKY ACQUISITION CORPORATION


                             By:  /s/ Steven J. Snyder
                                ----------------------------------------------
                             Name:   Steven J. Snyder
                             Title:  President


                             KNOWLEDGE DISCOVERY ONE, INC.


                             By: /s/ Elaine Wetmore
                                ----------------------------------------------
                             Name:   Elaine Wetmore
                             Title:  President, Chief Operating Officer
                                     and Chief Financial Officer


                           (Signature Page to Amendment)






                                       72